                                                              Exhibit (d)(7)

IDS LIFE INSURANCE COMPANY
70100 Ameriprise Financial Center
Minneapolis, Minnesota 55474

FLEXIBLE PREMIUM VARIABLE
LIFE INSURANCE POLICY

-      POLICY CONTINUES UNTIL DEATH OR SURRENDER.

-      FLEXIBLE PREMIUMS PAYABLE AS DESCRIBED HEREIN.

-      NO-LAPSE GUARANTEE AS DESCRIBED HEREIN.

-      THIS POLICY IS NONPARTICIPATING. DIVIDENDS ARE NOT PAYABLE.

Insured:          John Doe           Policy Number:          9090-1234,456

Policy Date:      January 15, 1998   Initial Specified
                                     Amount:                 $100,000

This is a life insurance policy. It is a legal contract between you, as the owner, and us, IDS Life Insurance Company, A Stock Company. PLEASE READ YOUR POLICY CAREFULLY.

In consideration of your application and payment of the initial premium, we issue this policy and we promise to pay the proceeds described in this policy to the beneficiary if we receive proof satisfactory to us that the insured died while this policy was in force.

The owner and beneficiary are as named in the application unless they are changed as provided in this policy.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT OF THIS POLICY MAY INCREASE OR DECREASE AS DESCRIBED HEREIN DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS.

THE POLICY VALUE OF THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS. THERE IS NO GUARANTEED MINIMUM POLICY VALUE.

NOTICE OF YOUR RIGHT TO EXAMINE THIS POLICY FOR 10 DAYS. If for any reason you are not satisfied with this policy, return it to us or our representative within 10 days after you receive it. We will then cancel this policy and refund all premiums which you have paid. This policy will then be considered void from its start.

Signed for and issued by IDS Life Insurance Company in Minneapolis, Minnesota, as of the policy date shown above.

President:

/s/ Timothy V. Bechtold

Secretary:

/s/ Paul R. Johnston

30061                                                                       6/98

                           GUIDE TO POLICY PROVISIONS

RATE TABLE                   TABLES OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
                             RATES/PAGE 4, 5

DEFINITIONS                  IMPORTANT WORDS AND MEANINGS/PAGE 6

INSURANCE CONTRACT           ENTIRE CONTRACT; INCONTESTABILITY; SUICIDE PROVISION;
                             MISSTATEMENT OF AGE OR SEX; TERMINATION/PAGE 7

OWNER AND BENEFICIARY        OWNER'S RIGHTS; SUCCESSOR OWNER; CHANGE OF OWNERSHIP;
                             BENEFICIARY DESIGNATION; CHANGE OF BENEFICIARY;
                             ASSIGNMENT/PAGE 9

PREMIUMS                     PAYMENT OF PREMIUMS; PREMIUM ALLOCATIONS; GRACE PERIOD;
                             NO-LAPSE GUARANTEE; REINSTATEMENT/PAGE 10

DEATH BENEFITS               DEATH BENEFIT OPTIONS 1 AND 2/PAGE 12

POLICY CHANGE                HOW TO INCREASE OR DECREASE THE SPECIFIED AMOUNT OR TO
                             CHANGE THE DEATH BENEFIT OPTIONS/PAGE 13

POLICY VALUES                THE POLICY'S VALUE AND HOW IT IS DETERMINED; MONTHLY
                             DEDUCTION; COST OF INSURANCE; BASIS OF POLICY VALUES/PAGE 14

POLICY LOANS                 HOW TO REQUEST A LOAN; INTEREST RATE; AMOUNT OF LOAN; LOAN
                             REPAYMENT/PAGE 17

POLICY SURRENDER             CASH SURRENDER VALUE; FULL AND PARTIAL SURRENDERS/PAGE 18

SUBACCOUNTS                  THE SUBACCOUNTS; NET INVESTMENT FACTOR; DEDUCTIONS FROM THE
                             SUBACCOUNTS; TRANSFER OF VALUES/PAGE 19

PAYMENT OF POLICY PROCEEDS   HOW THE PROCEEDS ARE PAID; PAYMENT OPTIONS/PAGE 21

                                   POLICY DATA

          Insured                Issue Age                              Risk Classification
          -------                ---------                              -------------------
         (John Doe)              (35)                                (Male Standard Nontobacco)
Policy Number:      9090-(1234,567)                            Policy Date:                (July 15, 2002)

Type of Policy:     Flexible Premium                           Monthly Date:               (15)
                    Variable Life
                    (VUL IV)                                   Initial Specified Amount:   $(100,000)

Minimum Specified   Policy Year 1: $ (100,000)                 Initial Death
Amount Allowed:     years 2-5:     $  (75,000)                 Benefit Option:             Option (1)
                    years 6-10:    $  (50,000)
                    years 11-15:   $  (25,000)
                    thereafter:    $    1,000

--------------------------------------------------------------------------------

                               PREMIUM INFORMATION

Initial Premium:    $(763.56)                                  Scheduled Premium:          $(763.56 per year
                                                                                           payable annually)
Minimum Initial                                                No-Lapse Guarantee to
Premium:            $(41.68) per month                         age 70 premium:             $(63.63) per month

Minimum Initial                                                No-Lapse Guarantee to
Premium Period:     5 years                                    age 100 premium:            $(111.49) per month

Coverage will expire when the policy values are insufficient to pay the charges assessed on a monthly anniversary. Because the policy values may be based on the investment results of the subaccounts, the payment of scheduled premiums or unscheduled premiums in any amount or frequency will not guarantee that the policy will remain in force unless the premiums needed to keep the No-Lapse Guarantee to age 70 or the No-Lapse Guarantee to age 100 in effect have been paid.

--------------------------------------------------------------------------------

                          INTEREST AND LOAN INFORMATION

Guaranteed Interest                                            Current Loan
Rate:                 3% per year                              Interest Rate:
                                                                  First 10 policy years:    5% per year
Guaranteed Interest                                               All other policy years:   3% per year
Rate Factor:          1.0032737
                                                               Guaranteed Loan
                                                               Interest Rate:               5% per year

--------------------------------------------------------------------------------

                               FEES AND DEDUCTIONS

Premium Expense Charge:
   All policy years:       5% per year                         Partial Surrender Fee:       $25 or 2% of
                                                                                            amount surrendered,
                                                                                            whichever is less
Current Mortality and                                          Current Policy Fee:
Expense Risk Charge:                                                                        $(7.50) per month
   Years 1 - 10:           (.90)% per year
   11+:                    (.45)% per year                     Guaranteed Policy Fee:       $7.50 per month
Guaranteed Mortality and
Expense Risk Charge:
   All policy years:       .90% per year

--------------------------------------------------------------------------------

                           TABLE OF SURRENDER CHARGES

 Policy Year                   Beginning of year                    End of year
-------------                  -------------------                  -----------

   1 - 5                           $ 901.00                          $ 901.00
   6                                 901.00                            720.80
   7                                 720.80                            540.60
   8                                 540.60                            360.40
   9                                 360.40                            180.20
  10                                 180.20                              0.00

This table applies to the initial specified amount for the first 10 policy years. After year 5, surrender charges decrease monthly. Additional charges will apply to each increase in the specified amount for 10 years after the effective date of the increase.

                                     Page 3A

9090-(1234,567)

INVESTMENT OPTIONS                                                                                       INITIAL PREMIUM ALLOCATIONS
------------------                                                                                       ---------------------------
   IDS Life Fixed Account                                                                                                        50%
   IDS Life Variable Life Separate Account

SUBACCOUNTS INVESTING IN:

   RVS VP Bal                        RiverSource VP Balanced Fund                                                                10%
   RVS VP Cash Mgmt                  RiverSource VP Cash Management Fund                                                          0%
   RVS VP Core Bond                  RiverSource VP Core Bond Fund                                                                0%
   RVS VP Div Bond                   RiverSource VP Diversified Bond Fund                                                         0%
   RVS VP Div Eq Inc                 RiverSource VP Diversified Equity Income Fund                                                0%
   RVS VP Emer Mkts                  RiverSource VP Emerging Markets Fund                                                         0%
   RVS VP Global Bond                RiverSource VP Global Bond Fund                                                             10%
   RVS VP Global Inflation Prot Sec  RiverSource VP Global Inflation Protected Securities Fund                                    0%
   RVS VP Gro                        RiverSource VP Growth Fund                                                                   0%
   RVS VP Hi Yield Bond              RiverSource VP High Yield Bond Fund                                                          0%
   RVS VP Inc Opp                    RiverSource VP Income Opportunities Fund                                                     0%
   RVS VP Intl Opp                   RiverSource VP International Opportunity Fund                                                0%
   RVS VP Lg Cap Eq                  RiverSource VP Large Cap Equity Fund                                                         0%
   RVS VP Lg Cap Val                 RiverSource VP Large Cap Value Fund                                                          0%
   RVS VP Mid Cap Gro                RiverSource VP Mid Cap Growth Fund                                                           0%
   RVS VP Mid Cap Val                RiverSource VP Mid Cap Value Fund                                                           10%
   RVS VP S&P 500                    RiverSource VP S&P 500 Index Fund                                                            0%
   RVS VP Select Val                 RiverSource VP Select Value Fund                                                             0%
   RVS VP Short Duration             RiverSource VP Short Duration U.S. Government Fund                                           0%
   RVS VP Sm Cap Adv                 RiverSource VP Small Cap Advantage Fund                                                      0%
   RVS VP Sm Cap Val                 RiverSource VP Small Cap Value Fund                                                          0%
   AIM VI Cap Appr, Ser II           AIM V.I. Capital Appreciation Fund, Series II Shares                                         0%
   AIM VI Cap Dev, Ser II            AIM V.I. Capital Development Fund, Series II Shares                                          0%
   AIM VI Dyn, Ser I                 AIM V.I. Dynamics Fund, Series I Shares                                                      0%
   AIM VI Fin Serv, Ser I            AIM V.I. Financial Services Fund, Series I Shares                                            0%
   AIM VI Tech, Ser I                AIM V.I. Technology Fund, Series I Shares                                                    0%
   AB VP Gro & Inc, Cl B             AllianceBernstein VP Growth and Income Portfolio (Class B)                                   0%
   AB VP Intl Val, Cl B              AllianceBernstein VP International Value Portfolio (Class B)                                10%
   AC VP Intl, Cl II                 American Century VP International, Class II                                                  0%
   AC VP Val, Cl II                  American Century VP Value, Class II                                                          0%
   Calvert VS Social Bal             Calvert Variable Series Inc Social Balanced Portfolio                                        0%
   Col Hi Yield, VS Cl B             Columbia High Yield Fund, Variable Series, Class B                                           0%
   EG VA Fundamental Lg Cap, Cl 2    Evergreen VA Fundamental Large Cap Fund - Class 2                                            0%
   Fid VIP Gro & Inc, Serv Cl 2      Fidelity VIP Growth & Income Portfolio Service Class 2                                      10%
   Fid VIP Mid Cap, Serv Cl 2        Fidelity VIP Mid Cap Portfolio Service Class 2                                               0%
   Fid VIP Overseas, Serv Cl 2       Fidelity VIP Overseas Portfolio Service Class 2                                              0%
   FTVIPT Frank Real Est, Cl 2       FTVIPT Franklin Real Estate Fund - Class 2                                                   0%
   FTVIPT Frank Sm Cap Val, Cl 2     FTVIPT Franklin Small Cap Value Securities Fund - Class 2                                    0%
   FTVIPT Mutual Shares Sec, Cl 2    FTVIPT Mutual Shares Securities Fund - Class 2                                               0%
   GS VIT Core U.S. Eq               Goldman Sachs VIT CORE U.S. Equity Fund                                                      0%
   GS VIT Mid Cap Val                Goldman Sachs VIT Mid Cap Value Fund                                                         0%
   Janus Aspen Global Tech, Serv     Janus Aspen Series Global Technology Portfolio: Service Shares                               0%
   Janus Aspen Intl Gro, Serv        Janus Aspen Series International Growth Portfolio: Service Shares                            0%
   Lazard Retire Intl Eq             Lazard Retirement International Equity Portfolio                                             0%
   MFS Inv Gro Stock, Serv Cl        MFS Investors Growth Stock Series - Service Class                                            0%
   MFS New Dis, Serv Cl              MFS New Discovery Series - Service Class                                                     0%
   MFS Utilities, Serv Cl            MFS Utilities Series - Service Class                                                         0%
   Oppen Global Sec VA, Serv         Oppenheimer Global Securities Fund/VA, Service Shares                                        0%
   Oppen Main St Sm Cap VA, Serv     Oppenheimer Main Street Small Cap Fund/VA, Service Shares                                    0%
   Oppen Strategic Bond VA, Serv     Oppenheimer Strategic Bond Fund/VA, Service Shares                                           0%
   Pioneer Eq Inc VCT, Cl II         Pioneer Equity Income VCT Portfolio - Class II Shares                                        0%
   Pioneer Europe VTC, Cl II         Pioneer Europe VCT Portfolio - Class II Shares                                               0%
   Put VT Health Sciences, Cl IB     Putnam VT Health Sciences Fund - Class IB Shares                                             0%
   Put VT Intl Eq, Cl IB             Putnam VT International Equity Fund - Class IB Shares                                        0%
   Put VT Vista, Cl IB               Putnam VT Vista Fund - Class IB Shares                                                       0%
   Wanger Intl Sm Cap                Wanger International Small Cap                                                               0%
   Wanger U.S. Sm Co                 Wanger U.S. Smaller Companies                                                                0%
   WF Adv Asset Alloc                Wells Fargo Advantage Asset Allocation Fund                                                  0%
   WF Adv Intl Core                  Wells Fargo Advantage International Core Fund                                                0%
   WF Adv Opp                        Wells Fargo Advantage Opportunity Fund                                                       0%
   WF Adv Sm Cap Gro                 Wells Fargo Advantage Small Cap Growth Fund                                                  0%

                                     Page 3B

                         SCHEDULE OF BENEFITS AND RIDERS

                                                                   Monthly
                          Effective Date   Expiration Date    Cost of Insurance
                         ---------------   ---------------    -----------------

Flexible Premium         (July 15, 2002)   See policy form     See policy form
Variable Life

Base Insured             (July 15, 2002)   See rider form      See rider form
Rider
Face Amount of
Insurance:  $(100,000)

                                     Page 3C

                          POLICY DATA SUPPLEMENTAL PAGE

                               BASE INSURED RIDER

            Policy Number:                        (9090-12345678)
            Insured:                              (John Doe)
            Issue Age:                            (35)
            Face Amount:                          $ (100,000)
            Minimum Face Amount:                  $ (25,000)
            Effective Date:                       (July 15, 2002)
            Expiration Date:                      See rider form
            Monthly Cost of Insurance:            See rider form
            Risk Classification:                  (Standard Non-Smoker)

                                     Page 3D

                                 MALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
                FOR INSUREDS WITH A STANDARD RISK CLASSIFICATION

                    ATTAINED
                      AGE           STANDARD
                    --------        --------

                        0           $ 0.2175
                        1             0.0850
                        2             0.0825
                        3             0.0800
                        4             0.0775

                        5             0.0725
                        6             0.0675
                        7             0.0650
                        8             0.0625
                        9             0.0600

                       10             0.0625
                       11             0.0675
                       12             0.0750
                       13             0.0875
                       14             0.1025

                       15             0.1175
                       16             0.1325
                       17             0.1425
                       18             0.1500
                       19             0.1550

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       20           $ 0.1925        $ 0.1400
                       21             0.1925          0.1375
                       22             0.1900          0.1350
                       23             0.1850          0.1325
                       24             0.1800          0.1275

                       25             0.1750          0.1250
                       26             0.1725          0.1225
                       27             0.1700          0.1200
                       28             0.1700          0.1200
                       29             0.1725          0.1200

                       30             0.1775          0.1200
                       31             0.1825          0.1225
                       32             0.1900          0.1250
                       33             0.2000          0.1300
                       34             0.2125          0.1375

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       35           $ 0.2250        $ 0.1425
                       36             0.2425          0.1500
                       37             0.2625          0.1600
                       38             0.2875          0.1725
                       39             0.3125          0.1825

                       40             0.3450          0.1975
                       41             0.3775          0.2125
                       42             0.4150          0.2275
                       43             0.4550          0.2450
                       44             0.5000          0.2650

                       45             0.5450          0.2875
                       46             0.5950          0.3100
                       47             0.6475          0.3350
                       48             0.7050          0.3625
                       49             0.7675          0.3925

                       50             0.8350          0.4275
                       51             0.9150          0.4675
                       52             1.0025          0.5125
                       53             1.0250          0.5650
                       54             1.2125          0.6225

                       55             1.3300          0.6875
                       56             1.4550          0.7575
                       57             1.5850          0.8325
                       58             1.7250          0.9150
                       59             1.8725          1.0075

                       60             2.0400          1.1125
                       61             2.2275          1.2300
                       62             2.4375          1.3650
                       63             2.6750          1.5175
                       64             2.9375          1.6850

                       65             3.2125          1.8725
                       66             3.5050          2.0750
                       67             3.8050          2.2900
                       68             4.1225          2.5275
                       69             4.4700          2.7900

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       70           $ 4.8525        $ 3.0875
                       71             5.2850          3.4275
                       72             5.7775          3.8250
                       73             6.3250          4.2725
                       74             6.9300          4.7700

                       75             7.5800          5.3050
                       76             8.2500          5.8725
                       77             8.9250          6.4675
                       78             9.6150          7.0975
                       79            10.3425          7.7825

                       80            11.1325          8.5450
                       81            12.0075          9.4075
                       82            12.9875         10.3900
                       83            14.0600         11.4925
                       84            15.1925         12.6975

                       85            16.3450         13.9800
                       86            17.4900         15.3250
                       87            18.6825         16.7175
                       88            19.9400         18.1500
                       89            21.2100         19.6475

                       90            22.5100         21.2325
                       91            23.8825         22.9475
                       92            25.5000         24.8700
                       93            27.6200         27.2000
                       94            30.5957         30.4275

                       95            34.5957         34.5957
                       96            41.3950         41.3950
                       97            53.1975         53.1975
                       98            73.2725         73.2725
                       99            83.3325         83.3325

For insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

30061                                Page 4

                                FEMALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
                FOR INSUREDS WITH A STANDARD RISK CLASSIFICATION

                    ATTAINED
                      AGE           STANDARD
                    --------        --------

                        0           $ 0.1550
                        1             0.0700
                        2             0.0650
                        3             0.0650
                        4             0.0625

                        5             0.0625
                        6             0.0600
                        7             0.0575
                        8             0.0575
                        9             0.0575

                       10             0.0550
                       11             0.0575
                       12             0.0600
                       13             0.0625
                       14             0.0675

                       15             0.0725
                       16             0.0750
                       17             0.0800
                       18             0.0825
                       19             0.0850

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       20           $ 0.0975        $ 0.0825
                       21             0.0975          0.0850
                       22             0.1000          0.0850
                       23             0.1025          0.0875
                       24             0.1050          0.0900

                       25             0.1075          0.0900
                       26             0.1125          0.0925
                       27             0.1150          0.0950
                       28             0.1200          0.0975
                       29             0.1250          0.1000

                       30             0.1300          0.1025
                       31             0.1350          0.1075
                       32             0.1425          0.1100
                       33             0.1500          0.1150
                       34             0.1575          0.1200

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       35           $ 0.1675        $ 0.1250
                       36             0.1800          0.1325
                       37             0.1975          0.1425
                       38             0.2175          0.1550
                       39             0.2375          0.1650

                       40             0.2625          0.1800
                       41             0.2900          0.1950
                       42             0.3150          0.2100
                       43             0.3425          0.2250
                       44             0.3700          0.2400

                       45             0.3975          0.2575
                       46             0.4275          0.2750
                       47             0.4575          0.2925
                       48             0.4900          0.3125
                       49             0.5250          0.3350

                       50             0.5650          0.3600
                       51             0.6050          0.3900
                       52             0.6525          0.4200
                       53             0.7050          0.4550
                       54             0.7575          0.4925

                       55             0.8125          0.5300
                       56             0.8650          0.5700
                       57             0.9175          0.6075
                       58             0.9675          0.6450
                       59             1.0200          0.6875

                       60             1.0825          0.7375
                       61             1.1625          0.8000
                       62             1.2650          0.8775
                       63             1.3875          0.9725
                       64             1.5275          1.0800

                       65             1.6750          1.1950
                       66             1.8225          1.3150
                       67             1.9675          1.4375
                       68             2.1150          1.5650
                       69             2.2750          1.7075

                                                    STANDARD
                    ATTAINED        STANDARD        NON-
                      AGE           SMOKER          SMOKER
                    --------        --------        --------

                       70           $ 2.4625        $ 1.8725
                       71             2.7025          2.0775
                       72             2.9975          2.3275
                       73             3.3500          2.6275
                       74             3.7525          2.9750

                       75             4.1950          3.3625
                       76             4.6675          3.7875
                       77             5.1650          4.2425
                       78             5.6925          4.7375
                       79             6.2700          5.2900

                       80             6.9225          5.9225
                       81             7.6675          6.6550
                       82             8.5225          7.5050
                       83             9.5175          8.4775
                       84            10.6125          9.5575

                       85            11.7875         10.7425
                       86            13.0400         12.0275
                       87            14.3600         13.4100
                       88            15.7550         14.9025
                       89            17.2300         16.5150

                       90            18.8925         18.2725
                       91            20.7175         20.2225
                       92            22.7875         22.4525
                       93            25.2800         25.1475
                       94            28.7350         28.7350

                       95            33.5325         33.5325
                       96            40.6975         40.6975
                       97            52.8275         52.8275
                       98            73.1550         73.1550
                       99            83.3325         83.3325

For insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

30061                                Page 5

                                   DEFINITIONS

The following words are used often in this policy. When we use these words, this is what we mean:

ACCUMULATION UNIT

An accounting unit used to calculate the variable account value. It is a measure of the net investment results of each of the subaccounts.

AGE ANNIVERSARY

The policy anniversary on which the insured becomes a certain attained insurance age.

CASH SURRENDER VALUE

The policy proceeds if the policy is surrendered, or the amount payable if the insured's death occurs on or after the insured's age 100 anniversary. It is the policy value minus indebtedness, minus surrender charges as shown under Policy Data.

FIXED ACCOUNT

Our general account. It is made up of our assets other than those in the subaccounts and those in any other segregated asset account.

FIXED ACCOUNT VALUE

The portion of the policy value that is allocated to the fixed account, including indebtedness.

IN FORCE

The insured's life remains insured under the terms of this policy.

INDEBTEDNESS

All existing loans on this policy plus policy loan interest that has been accrued or added to the policy loan.

INSURANCE AGE

The insurance age of the insured on the policy date is the issue age shown under Policy Data. It is the age of the insured on the date of application. Attained insurance ages are determined from the policy date.

INSURED

The person whose life is insured by this policy.

MONTHLY DATE

The same day each month as the policy date. If there is no monthly date in a calendar month, the monthly date will be the first day of the next calendar month.

NET PREMIUM

The portion of a premium paid that is credited to the policy as described in the Policy Values section. It is the premium paid minus the premium expense charge shown under Policy Data.

POLICY ANNIVERSARY

The same day and month as the policy date each year that the policy remains in force.

POLICY DATE

The date from which policy anniversaries, policy years, and policy months are determined. Your policy date is shown under Policy Data.

POLICY VALUE

The sum of the fixed account value and the variable account value.

PROCEEDS

The amount payable by this policy as follows:

1. upon death of the insured prior to the insured's age 100 anniversary, proceeds will be the death benefit under the option in effect as of the date of the insured's death, minus any indebtedness;

2. upon death of the insured on or after the insured's age 100 anniversary, proceeds will be the cash surrender value;

3.    on surrender of the policy, proceeds will be the cash surrender value.

PRO-RATA BASIS

Allocation to the fixed account and each of the subaccounts. It is proportionate to the value (minus any indebtedness in the fixed account) that each bears to the policy value, minus indebtedness.

SPECIFIED AMOUNT

An amount used to determine the death benefit and the proceeds payable upon death prior to the insured's age 100 anniversary. The initial specified amount is shown under Policy Data.

SUBACCOUNTS

The subaccounts named under Policy Data. Each is an investment division of the variable account and invests in a particular portfolio.

TERMINATE

This policy is no longer in force. All insurance coverage under this policy has stopped.

VALUATION DATE

Each day on which the New York Stock Exchange is open for trading, or any other day on which there is a sufficient degree of trading in the investments of the subaccounts such that the current value might be materially affected.

VALUATION PERIOD

The interval of time commencing at the close of business on each valuation date and ending at the close of business on the next valuation date.

VARIABLE ACCOUNT VALUE

The sum of the values of the subaccounts under this policy.

WE, OUR, US

IDS Life Insurance Company.

WRITTEN REQUEST

A request in writing signed by you.

YOU, YOUR

The owner of this policy. The owner may be someone other than the insured. The owner is shown in the application unless the owner has been changed as provided in this policy.

30061                                Page 6

                             THE INSURANCE CONTRACT

WHAT IS THE ENTIRE CONTRACT OF INSURANCE?

      This policy and the copy of the application attached to it are the entire contract between you and us.

      No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under this policy. That person must do so in writing. None of our representatives or other persons have the authority to change or waive any of our rights or requirements under this policy.

      In issuing this policy, we have relied upon the application. The statements contained in the application are considered, in the absence of fraud, representations and not warranties. No statement made in connection with the application will be used by us to void the policy or to deny a claim unless that statement is part of the application.

WHEN WILL THE POLICY BECOME INCONTESTABLE?

      After this policy has been in force during the insured's lifetime for two years from the policy date, we cannot contest the policy except for nonpayment of premiums.

      While this policy is contestable, we, on the basis of a misstatement or misrepresentation made in the application, may rescind or reform this policy and we may deny a claim.

      Any additional specified amount, other than that resulting solely from a change in death benefit option, issued after the policy date will be incontestable only after such amount has been in force during the insured's lifetime for two years from the effective date of such amount.

IS THERE A SUICIDE EXCLUSION?

      Suicide by the insured, whether sane or insane, within two years from the policy date is not covered by this policy. In this event, the only amount payable by us to the beneficiary will be the premium that you have paid, minus any indebtedness and partial surrenders.

      If the insured commits suicide while sane or insane within the two years after the effective date of:

      1. any additional specified amount other than that resulting solely from a change in death benefit option; or

      2.    any rider attached to this policy;

      the amount payable by us will be limited to the monthly deductions for such additional amount or rider.

CAN YOU EXCHANGE THIS POLICY?

      Yes. Once during the first two policy years, you have the right to exchange this policy for a flexible premium adjustable life policy that provides for benefits that do not vary with the investment return of the subaccounts. This is done by transferring, without charge, the entire policy value to the fixed account.

DO YOU HAVE VOTING RIGHTS?

      All policy owners with variable account values will have voting rights. So long as federal law requires, you may have the right to vote at the meetings of the Variable Policy Owners. If you have voting rights, we will send you a notice of the time and place of any such meetings. The notice will also explain matters to be voted upon and how many votes you will have.

30061                                Page 7

DO STATE LAWS APPLY?

      Yes. This policy is governed by the law of the state in which it is delivered. The values and benefits of this policy are at least equal to those required by such state.

WHAT IF THE INSURED'S AGE OR SEX HAS BEEN MISSTATED?

      If the insured's age or sex has been misstated, the proceeds payable upon death will be:

      1.    the policy value on the date of death; plus

      2. the amount of insurance that the cost of insurance on the insured, which was deducted from the policy value for the policy month during which such death occurred, would have purchased had the cost of the insurance been calculated using the cost of insurance rates for the correct age and sex; minus

      3.    any indebtedness on the date of death.

WHEN DOES THIS POLICY TERMINATE?

      This policy will terminate on the earliest of the following:

      1.    the date you request that coverage ends; or

      2.    the date you surrender the policy in full; or

      3.    the end of the grace period; or

      4.    the date of death of the insured.

DOES THIS POLICY QUALIFY FOR FAVORABLE TAX TREATMENT?

      This policy is intended to qualify for treatment as a life insurance policy under Sections 72, 101, and 7702 of the Internal Revenue Code as they now exist or may later be amended.

      We reserve the right to endorse this policy to comply with:

      1.    future changes in the Internal Revenue Code;

      2.    any regulations or rulings issued under the Code; and

      3.    any other requirements imposed by the Internal Revenue Service;

      with respect to remaining qualified for treatment as a life insurance policy under these Code sections.

      We will provide the owner with a copy of any such endorsement.

30061                                Page 8

                              OWNER AND BENEFICIARY

WHAT ARE YOUR RIGHTS AS OWNER OF THIS POLICY?

      As long as the insured is living and unless otherwise provided in this policy, you may exercise all rights and privileges provided in this policy or allowed by us.

HOW CAN YOU CHANGE OWNERSHIP OF THIS POLICY?

      You can change the ownership of this policy by written request on a form approved by us. The change must be made while the insured is living. Once the change is recorded by us, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

TO WHOM ARE THE PROCEEDS PAID ON THE INSURED'S DEATH?

      We will pay the proceeds to the beneficiary or beneficiaries whom you have named in the application unless you have since changed the beneficiary as provided below. If the beneficiary has been changed, we will pay the proceeds in accordance with your last change of beneficiary request.

IF ONE OR ALL OF THE BENEFICIARIES DIE BEFORE THE INSURED, TO WHOM ARE THE PROCEEDS PAYABLE?

      Only those beneficiaries who survive the insured's death may share in the proceeds. If no beneficiary survives the insured, we will pay the proceeds to you, if living; otherwise, to your estate.

HOW DO YOU CHANGE THE BENEFICIARY?

      By making a satisfactory written request to us, you may change the beneficiary anytime while the insured is living. Once we record the change, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

CAN YOU ASSIGN THIS POLICY AS COLLATERAL?

      Yes. While the insured is living, you can assign this policy or any interest in it. Your interest and the interest of any beneficiary are subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an owner as these terms are used in this policy. We will pay any policy proceeds payable to the assignee in a single sum.

      You must give us a copy of any assignment. Any assignment is subject to any action taken or payment made by us before the assignment was recorded at our home office. We are not responsible for the validity of any assignment.

30061                                Page 9

                                    PREMIUMS

WHAT ARE THE PREMIUM PAYMENTS FOR THIS POLICY?

      Three types of premium payments apply to this policy. We call these:

      1. the initial premium;

      2. scheduled premiums; and

      3. unscheduled premiums.

WHAT IS THE INITIAL PREMIUM?

      The initial premium is the premium due on the policy date of this policy.

WHAT IS THE SCHEDULED PREMIUM? CAN IT BE CHANGED?

      The scheduled premium is the premium shown under Policy Data. It is payable at the stated interval that you selected in the application. However, no scheduled premium may be paid on or after the insured's age 100 anniversary.

      The scheduled premium will serve only as an indication of your intent as to the frequency and amount of future premium payments. You may change the amount or interval at any time by written request. You may also skip scheduled premium payments. Any change in amount may be subject to applicable tax laws and regulations.

      Scheduled premiums may be paid annually, semiannually, or quarterly. Payment at any other interval must be approved by us. Scheduled premium payments must be at least $25. We reserve the right to limit the amount of any increase in scheduled premiums.

CAN YOU MAKE UNSCHEDULED PREMIUM PAYMENTS?

      Yes. You can make additional premium payments of at least $25 at any time prior to the insured's age 100 anniversary. We reserve the right to limit the number and amount of these unscheduled premiums. This includes our right to refuse such premiums if there is indebtedness on this policy.

HOW ARE PREMIUM PAYMENTS ALLOCATED?

      Premium payments applied to the fixed account and the subaccounts will be allocated as specified in your application for this policy. You may choose any whole percentage for each account from 0% to 100%. By written request, you may change this allocation. The change will be effective for all premiums received after our receipt of the change. Premiums received before the policy date will be allocated initially to the fixed account. On the policy date, the policy value in the fixed account will be transferred to the subaccounts or remain in the fixed account in accordance with your premium allocation percentages. For any premium received on or after the policy date, the premium will be allocated in accordance with your premium allocation percentages.

CAN WE RESTRICT PREMIUM PAYMENTS?

      We reserve the right to refuse premiums and to return premiums with interest if such premiums would disqualify your policy from:

      1. treatment as a life insurance policy under Code Sections 72, 101, and 7702; or

      2.    favorable tax treatment under Code Sections 72 and 101.

IS THERE A GRACE PERIOD FOR PAYING PREMIUMS?

      Yes. If, on a monthly date, the cash surrender value is less than the monthly deduction for the policy month following such monthly date, a grace period of 61 days will begin.

      The grace period will give you time to pay a premium sufficient to continue your coverage. We will mail, to your last known address, a notice as to the premium needed so that the next three monthly deductions can be taken.

      If such premium is not paid within the grace period, all coverage under this policy will terminate without value at the end of the 61-day grace period.

      If a claim by death during the grace period becomes payable under the policy, any overdue monthly deductions will be deducted from the proceeds.

      If the no-lapse guarantee is in effect as described in the provision below, the policy will not enter the grace period.

30061                                Page 10

WHAT IS THE NO-LAPSE GUARANTEE?

      During the no-lapse guarantee period, as shown under Policy Data, this policy will not terminate even if the cash surrender value is insufficient to cover the monthly deduction on a monthly date if (a)-(b)-(c) equals or exceeds (d) where:

      (a)   is the total of all premiums paid;

      (b)   is any partial surrenders;

      (c)   is any indebtedness;

      (d) is the sum of the minimum monthly premiums required to keep the no-lapse guarantee in effect since the policy date.

      The initial minimum monthly premium is shown under Policy Data.

      If, during the no-lapse guarantee period the specified amount is increased or decreased, or, riders are added, changed, or terminated, a new minimum monthly premium will be established for the remainder of the no-lapse guarantee period.

      For any month in which the monthly deduction is being paid by a Waiver of Monthly Deduction Rider, if applicable and attached to this policy, the minimum monthly premium for that month will be zero.

      If on a monthly date, sufficient premiums have not been paid to maintain the no-lapse guarantee, the no-lapse guarantee period will be terminated.

      The no-lapse guarantee period may be reinstated within 2 years of its termination if the policy is in force. The amount needed to reinstate the no-lapse guarantee period is an amount equal to (a) + (b) + (c)-(d) where:

      (a) is the sum of minimum monthly premiums to the date of reinstatement assuming the no-lapse guarantee was always in effect since the policy date;

      (b) is any partial surrenders that have been taken to the date of reinstatement;

      (c)   is any indebtedness on the date of reinstatement;

      (d)   is the total of all premiums paid to the date of reinstatement.

CAN YOU EVER REINSTATE THIS POLICY?

      This policy may be reinstated within 5 years after the end of the grace period unless it was surrendered for cash. To do this, we will require all of the following:

      1.    your written request to reinstate the policy;

      2.    evidence of insurability of the insured satisfactory to us;

      3.    payment of the required reinstatement premium;

      4.    payment or reinstatement of any indebtedness.

      The required premium to reinstate the policy is an amount equal to (a) +
      (b) + (c)-(d) where:

            (a)   is the surrender charge which will be reinstated;

            (b) is an amount equal to the monthly deductions not taken during the grace period;

            (c) is an amount equal to the next 3 monthly deductions that will be taken after reinstatement;

            (d)   is the policy value which will be reinstated.

      The effective date of a reinstated policy will be the monthly date on or next following the date on which we approve the application for reinstatement.

      The suicide and incontestability periods will apply from the effective date of reinstatement. We will have two years from the effective date of reinstatement to contest the truth of statements or representations in the reinstatement application.

30061                                Page 11

                                 DEATH BENEFITS

WHAT ARE THE PROCEEDS PAYABLE UPON DEATH OF THE INSURED BY THIS POLICY PRIOR TO THE INSURED'S AGE 100 ANNIVERSARY?

      The proceeds payable upon death will be the death benefit in effect on the date of the insured's death, minus any indebtedness. The death benefit will be calculated based on the death benefit option in effect as of the date of the insured's death. One of two options will apply: Option 1 or 2. Both options are described below.

WHAT IS OPTION 1?

      The death benefit under this option will be the greater of:

      1.    the specified amount; or

      2. the percentage of policy value for the insured's attained age shown in the table below.

      Under this option, the policy value of this policy is part of the specified amount. The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section. A partial surrender will reduce the specified amount.

WHAT IS OPTION 2?

      The death benefit under this option will be the greater of:

      1.    the policy value of this policy, plus the specified amount; or

      2. the percentage of policy value for the insured's attained age shown in the table below.

      Under this option, the policy value is not a part of the specified amount. The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section.

                Insured's                   Applicable
               Attained Age                 Percentage
        --------------------------    -----------------------

        40 or less                              250
        41                                      243
        42                                      236
        43                                      229
        44                                      222
        45                                      215
        46                                      209
        47                                      203
        48                                      197
        49                                      191
        50                                      185
        51                                      178
        52                                      171
        53                                      164
        54                                      157
        55                                      150
        56                                      146
        57                                      142
        58                                      138
        59                                      134
        60                                      130

                Insured's                   Applicable
               Attained Age                 Percentage
        --------------------------    -----------------------

        61                                      128
        62                                      126
        63                                      124
        64                                      122
        65                                      120
        66                                      119
        67                                      118
        68                                      117
        69                                      116
        70                                      115
        71                                      113
        72                                      111
        73                                      109
        74                                      107
        75-95                                   105
        96                                      104
        97                                      103
        98                                      102
        99                                      101
        100                                     100

The percentage is designed to ensure that the policy meets the provisions of Federal tax law which require a minimum death benefit in relation to policy value for the policy to qualify as life insurance.

WHICH DEATH BENEFIT OPTION WILL APPLY?

      You chose the death benefit option you wanted when you applied for this policy. The initial death benefit option is shown under Policy Data. While this policy is in force, you may change the option as explained in Policy Change section.

WHAT ARE THE PROCEEDS PAYABLE UPON DEATH OF THE INSURED ON OR AFTER THE INSURED'S AGE 100 ANNIVERSARY?

      The proceeds payable upon death of the insured will be the cash surrender value.

30061                                Page 12

                                 POLICY CHANGE

CAN YOU REQUEST TO CHANGE THE BENEFITS OF THIS POLICY?

      Yes. While this policy is in force, you may request to decrease or increase the specified amount. You may also change the death benefit option from 1 to 2 or from 2 to 1. All such changes may be made only prior to the insured's age 100 anniversary and will be subject to the rules below.

WHAT ARE THE RULES FOR CHANGING THE SPECIFIED AMOUNT?

      DECREASES OF THE SPECIFIED AMOUNT

      You may decrease the specified amount once per policy year by written request. A decrease may only be made after the first policy year and is subject to the following rules.

      1. Any decrease will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

            (a) against the specified amount provided by the most recent increase; then

            (b)   against the next most recent increases successively; then

            (c)   against the initial specified amount shown under Policy Data.

      2. The specified amount that remains in force after a requested decrease may not be less than the minimum specified amount allowed shown under Policy Data.

      3. We reserve the right to decline to make any specified amount decrease that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

      INCREASES OF THE SPECIFIED AMOUNT

      You may increase the specified amount at any time by written request. The following rules apply to any increase in specified amount other than that resulting solely from a change in death benefit option.

      1. You must apply for an increase by written request on a form satisfactory to us, and not later than the insured's age 85 anniversary.

      2. You must furnish satisfactory evidence of insurability of the insured.

      3. Any increase will be subject to our issue rules and limits at the time of increase.

      4.    The minimum increase in the specified amount is $10,000.

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

      6. A new schedule of surrender charges will apply to the amount of any increase in the specified amount.

HOW DO YOU CHANGE THE DEATH BENEFIT OPTION?

      You may change the death benefit option once per policy year by written request. The change in option will be effective on the monthly date on or next following the date we approve your request.

      If the death benefit is Option 2, it may be changed to Option 1. The new specified amount will be the Option 2 death benefit as of the effective date of change.

      If the death benefit is Option 1, it may be changed to Option 2. The new specified amount will be the Option 1 death benefit, minus the policy value as of the effective date of change.

      The death benefit after a change may not be less than the minimum specified amount allowed shown under Policy Data.

      We reserve the right to decline to make any death benefit option change that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

30061                                Page 13

                                  POLICY VALUES

WHAT IS THE POLICY'S VALUE?

      On a given date, the policy value is equal to the fixed account value plus the variable account value.

WHAT IS THE FIXED ACCOUNT VALUE?

      On the policy date, the fixed account value equals: 1) the portion of the initial net premium allocated to the fixed account, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the fixed account for the first policy month.

      On any subsequent date, the fixed account value will be calculated as:

            a + b + c - d - e - f

      where:

      (a) is the fixed account value on the preceding monthly date plus interest thereon from the preceding monthly date to the date of calculation;

      (b) is the portion of net premiums allocated to the fixed account and received since the preceding monthly date, plus interest on such portions from the date such net premiums were received to the date of calculation;

      (c) is the amount of any transfers from the subaccounts, including loan transfers, to the fixed account since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

      (d) is the amount of any transfers from the fixed account, including loan repayment transfers, to the subaccounts since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

      (e) is the amount of any partial surrenders and partial surrender fees allocated to the fixed account since the preceding monthly date, plus interest on such surrendered amounts from the effective date of such partial surrenders to the date of calculation; and

      (e) if the date of calculation is a monthly date, the portion of the monthly deduction allocated to the fixed account for the policy month following the monthly date.

WHAT IS THE VARIABLE ACCOUNT VALUE?

      The variable account value is the sum of the values of the sub accounts under this policy as shown under Policy Data.

      On the policy date, the value of each subaccount equals: 1) the portion of the initial net premium allocated to the subaccount, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the subaccount for the first policy month.

      On any subsequent date, the value of each subaccount will be calculated as:

            a + b + c - d - e - f

      where:

      (a) is the value of the subaccount on the preceding valuation date, multiplied by the net investment factor for the current valuation period;

      (b) is the net premiums received and allocated to the subaccount during the current valuation period;

      (c) is the amount of any transfers from other subaccounts or the fixed account, including loan repayment transfers, to the subaccount during the current valuation period;

      (d) is the amount of any transfers to other subaccounts or the fixed account, including loan transfers, from the subaccount during the current valuation period;

      (e) is the amount of partial surrender and partial surrender fee allocated to the subaccount during the current valuation period;

      (f) is the portion of any monthly deduction during the current valuation period allocated to the subaccount for the policy month following the monthly date.

30061                                Page 14

WHAT IS THE MONTHLY DEDUCTION?

      A deduction will be made each monthly date prior to the insured's age 100 anniversary for the cost of insurance, policy fee, and the cost of any riders, for the policy month following such monthly date. The monthly deduction for a policy month will be calculated as:

      (a) + (b) + (c)

      where:

      (a)   is the cost of insurance for the policy month;

      (b) is the policy fee shown under Policy Data. We reserve the right to change the policy fee, but it will never exceed the guaranteed policy fee shown under Policy Data; and

      (c)   is the cost of any policy riders for the policy month.

      The monthly deduction will be taken from the fixed account and the subaccounts with value according to the monthly deduction allocation percentages specified in your application for this policy. You may choose any whole percentage for each account from 0% to 100%. By written request, you may change the percentages. Any change will be effective for monthly deductions taken thereafter.

      The monthly deduction will be taken from the fixed account and the subaccounts with value on a pro-rata basis if: 1) the value in the fixed account or in any subaccount is insufficient to pay the portion of the monthly deduction so allocated; or 2) you do not specify the account or subaccounts from which the monthly deduction is to be taken.

HOW IS THE COST OF INSURANCE CALCULATED?

      The cost of insurance for a policy month is calculated as:

              a x (b - c)   + d
            ---------------
                  1000

      where:

      (a)   is the cost of insurance rate described below;

      (b) is the death benefit on the monthly date divided by the guaranteed interest rate factor shown under Policy Data;

      (c) is the policy value at the beginning of the policy month. At this point, the policy value has been reduced by the monthly deduction except for the part of the monthly deduction that pays for the cost of insurance; and

      (d) is the amount of any flat extra insurance charges as shown under Policy Data.

      If the policy value is included in the specified amount and there have been changes in the specified amount, the policy value is considered a pro-rata part of each specified amount.

WHAT IS THE COST OF INSURANCE RATE?

      The cost of insurance rate is the rate applied to the insurance under this policy to determine the monthly deduction. It is based on the sex, attained age, and risk classification of the insured. "Attained Age" means age on the prior policy anniversary.

      We may change monthly cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the insured. Any change will be in accordance with procedures and standards on file with the state insurance department. Cost of insurance rates will be determined by us based on our expectations as to future mortality experience.

      The guaranteed maximum monthly cost of insurance rates shown in this policy on pages 4 and 5, for ages 20 and over, are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday.

      The rates for ages under 20 do not distinguish between smokers and nonsmokers and are based on the 1980 Standard Ordinary Mortality Table, Male or Female, Age Last Birthday. Shortly before the Insured's becomes age 20, we will send you a notice that we may begin charging smoker rates upon the insured's age 20 policy anniversary. If you do not apply for nonsmoker rates, or the insured does not qualify for nonsmoker rates, the insured will be reclassified as a smoker, and smoker guaranteed maximum monthly cost of insurance rates will apply to the policy.

30061                                Page 15

WHAT INTEREST RATE IS USED TO DETERMINE THE FIXED ACCOUNT VALUE?

      The guaranteed interest rate applied in the calculation of the fixed account value is shown under Policy Data. Interest in excess of the guaranteed interest rate shown under Policy Data may be applied in the calculation of the fixed account value at such increased rates and in such manner as we may determine.

      Interest in excess of the guaranteed interest rate as shown under Policy Data however, will not be applied to the portion of the policy value that equals any indebtedness due us.

FOR HOW LONG WILL THE POLICY VALUE CONTINUE YOUR INSURANCE?

      If sufficient scheduled premium payments are not continued, insurance coverage under this policy and any benefits provided by riders will be continued until the cash surrender value is insufficient to cover the monthly deduction, as provided in the Grace Period provision. This provision will not continue any rider beyond the date for its termination as provided in the rider.

WHAT IS THE BASIS USED FOR POLICY VALUES?

      Values and reserves are equal to or greater than those required by law. Where required, a detailed statement of the method of computation of values and reserves has been filed with the insurance department of the state where this policy was delivered.

WILL YOU RECEIVE INFORMATION ABOUT THE VALUES OF THIS POLICY?

      Yes. At least once a year, we will send to your last known address, a report that shows:

      1.    the current policy value;

      2.    premiums paid since the last report;

      3.    all charges since the last report;

      4.    indebtedness on this policy;

      5.    the current cash surrender value;

      6.    the current death benefit; and

      7.    partial surrenders since the last report.

      At any time, upon written request by you, we will provide a projection of future death benefits and policy values. The projection will be based on
      (1) assumptions as to specified amount(s), type of coverage option and future premium payments as are necessary and specified by us and/or you.

30061                                Page 16

                                  POLICY LOANS

CAN YOU BORROW MONEY ON THIS POLICY? HOW?

      By written request, you may obtain a loan from us whenever this policy has a loan value. The loan value of this policy is the only security required for your loan. A loan must be for at least $500. We will pay interest on the loaned amount at an annual rate as stated under Policy Data. Loans may affect the no-lapse guarantee as described in the Premiums section of this policy.

      If you do not specify the accounts from which the loan is to be made, the loan will be made from the fixed account and the subaccounts with value on a pro-rata basis.

      The amount of any loan and any loan interest from the subaccounts will be transferred from the subaccounts to the fixed account.

CAN WE DELAY OR SUSPEND PAYMENT OF A LOAN?

      We will normally pay the portion of any loan from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any loan from the subaccounts for any period:

      1.    when the New York Stock Exchange is closed; or

      2.    when trading on the New York Stock Exchange is restricted; or

      3.    when an emergency exists, and as a result:

            (a) disposal of securities held in the subaccounts is not reasonably practicable; or

            (b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

      4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

      Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

      For any loans from the fixed account, we have the right to postpone the loan for up to 6 months unless the loan is used to pay premiums on any policies you have with us.

WHAT IS THE INTEREST RATE FOR A POLICY LOAN?

      The current loan interest rate for policy loans is shown under Policy Data. We reserve the right to increase the current loan interest rate charge, but it will never exceed the guaranteed loan interest rate shown under Policy Data.

      Interest is charged daily and payable at the end of the policy year. If interest is not paid when it is due, it will be added to your indebtedness and charged the same interest rate as your loan. The additional interest will be taken from the fixed account and the subaccounts with value on a pro-rata basis.

WHAT IS THE MAXIMUM LOAN VALUE OF THIS POLICY?

      You can borrow an amount up to 90% of the policy value minus surrender charges. We calculate the policy value as of the date of the loan. Interest to pay for the loan until the next policy anniversary will be included in determining the maximum loan value.

WHEN CAN YOU REPAY YOUR LOAN?

      Your loan can be repaid in full or in part at any time before the insured's death and while this policy is in force. A loan that exists at the end of the grace period may not be repaid unless this policy is reinstated.

      Repayments should be clearly marked as "loan repayments"; otherwise, they will be credited to this policy as premiums. Loan repayments must be in amounts of at least $25. Remaining loan amounts of less than $25 can be paid in full. Loan repayments will be allocated to the fixed account and the subaccounts according to the premium allocation percentages in effect unless you tell us otherwise.

WHAT IF YOUR LOAN IS NOT REPAID?

      Failure to repay a loan or to pay loan interest will not terminate this policy unless the cash surrender value is insufficient to cover the monthly deduction, as provided in the Grace Period provision. This would happen if indebtedness exceeded the policy value, minus surrender charges.

30061                                Page 17

                                POLICY SURRENDER
Can you surrender this policy?

      Yes. You may surrender this policy for its cash surrender value at any time. Your request must be in writing. Upon surrender for the cash surrender value, this policy will terminate.

      The cash surrender value of this policy is:

      1.    the policy value at the time of surrender; minus

      2.    any indebtedness on this policy; minus

      3.    any applicable surrender charges as shown under Policy Data.

      Surrender charges are shown under Policy Data.

IS A PARTIAL SURRENDER POSSIBLE?

      Yes. By written request or other requests acceptable to us, you may partially surrender this policy for an amount less than the cash surrender value. Partial surrenders are subject to the rules below and payment of the Partial Surrender Fee shown under Policy Data. We reserve the right to limit the frequency of partial surrenders you may request. Partial surrenders may affect the no-lapse guarantee as described in the Premiums section of this policy.

      If death benefit Option 1 is in effect, both the specified amount and the policy value will be reduced by the amount of surrender and partial surrender fee. If death benefit Option 2 is in effect, the policy value will be reduced by the amount of surrender and the partial surrender fee.

WHAT ARE THE RULES FOR A PARTIAL SURRENDER?

      The following rules will apply to any partial surrender:

      1.    partial surrenders may not be made in the first policy year;

      2.    the minimum amount that may be surrendered is $500;

      3. the partial surrender amount cannot exceed 90% of the full cash surrender value;

      4. the death benefit that remains in force may not be less than the minimum specified amount allowed shown under Policy Data;

      5. the partial surrender fee is as stated under Policy Data. The surrender amount and partial surrender fee will be deducted from the policy value at the time of each partial surrender; and

      6. we reserve the right to decline a request for a partial surrender that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

      If you do not specify the accounts from which the surrender is to be made, the surrender will be made from the fixed account and the subaccounts with value on a pro-rata basis.

CAN WE DELAY OR SUSPEND PAYMENT OF A SURRENDER?

      We will normally pay the portion of any surrendered amount from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any surrender payment from the subaccounts for any period:

      1.    when the New York Stock Exchange is closed; or

      2.    when trading on the New York Stock Exchange is restricted, or

      3.    when an emergency exists, and as a result:

            (a) disposal of securities held in the subaccounts is not reasonably practicable; or

            (b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

      4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

      Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

      For any surrender request from the fixed account, we have the right to postpone the payment for up to 6 months. If we postpone payment more than 30 days, we will also pay you interest. The interest will be paid at the rate of 3% per year based on the amount surrendered for the period of postponement.

30061                                Page 18

                                   SUBACCOUNTS

WHAT ARE THE SUBACCOUNTS?

      The subaccounts are separate investment accounts of ours. They are named under Policy Data. We have allocated a part of our assets for this and certain other policies to the subaccounts.

      Such assets remain our property. They cannot be charged, however, with liabilities from any other business in which we may take part.

WHAT ARE THE INVESTMENTS OF THE SUBACCOUNTS?

      Net premiums and transfers will be allocated as you specify. Each subaccount will buy the investment shown for that subaccount under Policy Data or as later added or changed.

HOW DO WE VALUE THE SUBACCOUNTS?

      The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit values.

WHAT ARE SUBACCOUNT ACCUMULATION UNITS?

      The number of accumulation units for each of the subaccounts is found by dividing: (1) the amount allocated to the subaccount; by (2) the subaccount's accumulation unit value for the valuation period in which we received the premium payment, transfer request, or partial surrender request.

WHAT IS THE SUBACCOUNT ACCUMULATION UNIT VALUE?

      The value of an accumulation unit for each of the subaccounts was arbitrarily set at $1 when the first investments were bought.

      The value for any later valuation period is found as follows: The accumulation unit value for a subaccount for the last prior valuation period is multiplied by such subaccount's net investment factor for the following valuation period. The result is the accumulation unit value. The value of an accumulation unit may increase or decrease from one valuation period to the next.

WHAT IS THE NET INVESTMENT FACTOR? HOW IS IT DETERMINED?

      The net investment factor is an index applied to measure the investment performance of a subaccount from one valuation period to the next. The net investment factor may be greater or less than one; therefore, the value of an accumulation unit may increase or decrease.

      To find the net investment factor of any such subaccount for any valuation period, we divide (1) by (2), and subtract (3) from the result, where:

      (1)   is the net result of:

            a. the net asset value per share of the portfolios or funds held in the subaccount determined at the end of the current valuation period; plus

            b. the per-share amount of any dividend or capital gain distributions made by the investment held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

            c. a per-share charge or credit for any taxes reserved for the current valuation period that we determine to have resulted from the investment operations of the subaccount;

      (2)   is the net result of:

            a. the net asset value per share of the portfolios or funds held in the subaccount, determined at the end of the last prior valuation period; plus or minus

            b. the per-share charge or credit for any taxes reserved for the last prior valuation period; and

      (3)   is a factor representing the mortality and expense risk charge.

30061                                Page 19

WHAT DEDUCTIONS ARE MADE FROM THE SUBACCOUNTS?

      The mortality and expense risk charge compensates us for assuming the mortality and expense risks under this policy. It is equal on an annual basis to the percentage, as stated under Policy Data, of the daily value of the subaccounts. The deduction will be (1) made from each subaccount with value; and (2) computed on a daily basis.

CAN THE INVESTMENTS OF THE SUBACCOUNTS BE CHANGED?

      This would happen if laws or regulations changed, the investment became unavailable, or, in the judgement of IDS Life Insurance Company, the investments were no longer suitable for the subaccounts. If any of these situations occurred, we would have the right to substitute investments other than those shown under Policy Data. We would first seek the approval of the Securities and Exchange Commission and, where required, the insurance regulator of the state where this policy is delivered.

CAN TRANSFERS BE MADE AMONG YOUR SUBACCOUNTS AND FIXED ACCOUNT?

      By written request or other requests acceptable to us, you may transfer all or part of the value of a subaccount to one or more of the other subaccounts or to the fixed account. The amount transferred, however, must be at least: 1) $250; or 2) the total value in the subaccount, if less. We reserve the right to limit such transfers to 5 per policy year. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission.

      You may also transfer from the fixed account to the subaccounts once a year, but only on the policy anniversary or within 30 days after such policy anniversary. If you make this transfer, you cannot transfer from the subaccounts back into the fixed account until the next policy anniversary. If we receive your written request within 30 days before the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the anniversary date. If we receive your written request within 30 days after the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the date we receive the request. The minimum transfer amount is $250 or the fixed account value minus indebtedness, if less. The maximum transfer amount is the fixed account value, minus indebtedness. We may suspend or modify this transfer privilege at any time.

30061                                Page 20

                           PAYMENT OF POLICY PROCEEDS

HOW ARE THE PROCEEDS PAID?

      We will pay the proceeds in a single sum unless a payment option has been selected. The date on which the proceeds are paid in a lump sum or first placed under a payment option is the settlement date. All proceeds are payable at our home office. We will pay interest at a rate not less than 4% per year on single sum death proceeds from the date of the insured's death to the settlement date.

WHAT ARE THE PAYMENT OPTIONS OTHER THAN A SINGLE SUM?

      During the insured's lifetime, you may request in writing that we pay the proceeds under one or more of the payment options shown below, or that we change a prior election. You may elect other payment options not shown if we agree. Unless we agree otherwise, however, a payment option may be selected only if the payments are to be made to a natural person in that person's own right. Also, the amount of proceeds placed under a payment option must be at least $5,000.

OPTION A - INTEREST PAYMENTS

      We will pay interest on proceeds placed under this option at the rate of 3% per year compounded annually. We will make regular interest payments at intervals and for a period that is agreeable to both you and us. At the end of any payment interval, a withdrawal of proceeds may be made in the amount of at least $100. At any time, all of the proceeds that remain may be withdrawn or placed under a different payment option approved by us.

OPTION B - PAYMENTS FOR A SPECIFIED PERIOD

      We will make monthly payments for a specified number of years. The amount of each monthly payment for each $1,000 placed under this option is shown in the table below. Monthly payment amounts for years not shown will be furnished upon request.

                                 OPTION B TABLE

                            NUMBER          MONTHLY
                           OF YEARS      PAYMENT/$1000
                           --------      -------------
                              10             9.61
                              15             6.87
                              20             5.51
                              25             4.71
                              30             4.18
OPTION C - LIFETIME INCOME

      We will make monthly payments for the life of the person (the payee) who is to receive the income. Payment will be guaranteed for either 10, 15, or 20 years. The amount of each monthly payment for each $1,000 placed under this option will be based on our Table of Settlement Rates in effect at the time of the first payment. The amounts will not be less than those shown in the table below for the sex and Adjusted Age of the payee on the due date of the first payment. (See Adjusted Age Table.)

      Monthly income amounts for any adjusted age not shown in the following table will be furnished upon request.

30061                                Page 21

       OPTION C TABLE    M = MALE   F = FEMALE

--------------------------------------------------------------------------------

                         ADJUSTED
                            AGE               LIFE INCOME PER $1,000 WITH
                           PAYEE                PAYMENTS GUARANTEED FOR
                         --------            ------------------------------
                                    10 YEARS              15 YEARS              20 YEARS
                                    -----------------     -----------------     -----------------
                                     M          F          M          F          M          F
-------------------------------------------------------------------------------------------------
                          50        4.22       3.89       4.17       3.86       4.08       3.82
                          55        4.62       4.22       4.53       4.18       4.39       4.11
                          60        5.14       4.66       4.96       4.57       4.71       4.44
                          65        5.81       5.22       5.46       5.05       5.02       4.79
                          70        6.61       5.96       5.96       5.60       5.27       5.12
                          75        7.49       6.89       6.38       6.14       5.42       5.35

ADJUSTED AGE TABLE

      The adjusted age is the age on the payee's nearest birthday, minus an "adjustment" based on the year of birth of the payee as follows:

                            CALENDAR
                             YEAR OF
                          PAYEE'S BIRTH    ADJUSTMENT
                         ---------------   ----------

                         Prior to 1920          0
                         1920 - 1924            1
                         1925 - 1929            2
                         1930 - 1934            3
                         1935 - 1939            4
                         1940 - 1944            5

                            CALENDAR
                             YEAR OF
                          PAYEE'S BIRTH    ADJUSTMENT
                         ---------------   ----------

                         1945 - 1949            6
                         1950 - 1959            7
                         1960 - 1969            8
                         1970 - 1979            9
                         1980 - 1989           10
                         After 1989            11

WILL A SUPPLEMENTAL CONTRACT BE PREPARED IF PROCEEDS ARE PLACED UNDER A PAYMENT OPTION?

      If a payment option is requested, we will prepare an agreement stating the terms under which payments will be made. The agreement will include statements about withdrawal value, if any, and to whom remaining proceeds will be paid if the payee dies.

CAN A BENEFICIARY REQUEST A PAYMENT OPTION?

      After the insured's death but before any proceeds are paid, the beneficiary may select a payment option by written request to us. You may provide, however, that the beneficiary will not be permitted to change the payment option you have selected.

ARE EXCESS INTEREST EARNINGS PAYABLE BY US?

      On each anniversary of the settlement date, we will determine excess interest, if any, on payment option deposits. Any such excess interest will be paid under Option A or B.

30061                                  Page 22

IDS LIFE INSURANCE COMPANY
70100 AXP Financial Center
Minneapolis, MN 55474

                                   ENDORSEMENT

This endorsement is made a part of the policy to which it is attached. It changes certain terms of the policy and any attached riders.

I. The provision entitled PROCEEDS in the DEFINITIONS section of the policy is changed to read as follows: PROCEEDS

      Proceeds means the amount payable by this policy as follows:

      1. upon death of the insured prior to the insured's age 100 anniversary, proceeds will be the death benefit under the option in effect as of the date of the insured's death, minus any indebtedness;

      2. upon death of the insured on or after the insured's age 100 anniversary, proceeds will be the greater of the policy value on the date of death minus any indebtedness on the date of death; or the policy value at the insured's attained insurance age 100 anniversary minus any indebtedness on the date of death;

      3. upon surrender of the policy, the proceeds will be the cash surrender value.

II. The provision entitled IS THERE A GRACE PERIOD FOR PAYING PREMIUMS in the PREMIUMS section of the policy is changed to read as follows:

      IS THERE A GRACE PERIOD FOR PAYING PREMIUMS?

      Yes. If, on a monthly date, the cash surrender value is less than the monthly deduction for the policy month following such monthly date, a grace period of 61 days will begin.

      The grace period will give you time to pay a premium sufficient to continue your coverage. We will mail, to your last known address, a notice as to the premium needed so that the next three monthly deductions can be made.

      If the premium is not paid within the grace period, all coverage under this policy will terminate without value at the end of the 61-day grace period.

      If the insured's death occurs during the grace period and benefits become payable under the policy, any overdue monthly deductions will be deducted from the proceeds.

      If a no-lapse guarantee is in effect as described in the provisions below, the policy will not enter the grace period.

      In addition, to allow you the opportunity to increase your policy value gradually so that the cash surrender value is sufficient to pay the monthly deduction, you may choose to pay only the minimum initial premium during the minimum initial premium period as long as the policy value minus indebtedness equals or exceeds the monthly deduction. The policy will not enter the grace period during the minimum initial premium period as shown under Policy Data, if:

      1. on a monthly date, the policy value minus indebtedness equals or exceeds the monthly deduction for the policy month following such monthly date; and

      2. the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness equals or exceeds the minimum initial premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

132024                                 Page 1

III. The provision entitled What is the No-Lapse Guarantee in the Premiums section of the policy is changed to read as follows:

NO-LAPSE GUARANTEES

      The no-lapse guarantees described as follows will protect the policy from lapsing even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date. Sufficient premiums as described in the provision must be paid to keep the no-lapse guarantees in effect.

      The no-lapse guarantees may be reinstated within two years of termination if the policy is in force. The amount needed to reinstate the no-lapse guarantees is an amount equal to (a) + (b) + (c)-(d) where:

      (a) is the sum of required premiums for the no-lapse guarantees to the date of reinstatement assuming the no-lapse guarantee was always in effect since the policy date;

      (b) is any partial surrenders that have been taken to the date of reinstatement;

      (c)   is any indebtedness on the date of reinstatement;

      (d)   is the total of all premiums paid to the date of reinstatement.

NO-LAPSE GUARANTEE TO AGE 70

      Until the insured's attained insurance age 70, or 10 years from the policy date, whichever is later, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the no-lapse guarantee to age 70 is in effect.

      The no-lapse guarantee to age 70 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

      (a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

      (b) is the no-lapse guarantee to age 70 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

      Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required no-lapse guarantee to age 70 premiums at all times.

      If on a monthly date, sufficient premiums have not been paid to maintain the no-lapse guarantee to age 70, the no-lapse guarantee to age 70 provision will no longer be in effect. The no-lapse guarantee to age 70, however, can be reinstated within two years from the date of its lapse. Your policy will also lapse, as described in the grace period provision, if the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

      The no-lapse guarantee to age 70 premium will change if: 1) the specified amount is increased or decreased; 2) the death benefit option is changed; or 3) riders are added, changed, or terminated. The new no-lapse guarantee to age 70 premium will apply from the date of the change.

NO-LAPSE GUARANTEE TO AGE 100

      Until the insured's attained insurance age 100, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the no-lapse guarantee to age 100 is in effect.

      The no-lapse guarantee to age 100 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

      (a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

      (b) is the no-lapse guarantee to age 100 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

      Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required no-lapse guarantee to age 100 premiums at all times.

      If on a monthly date, sufficient premiums have not been paid to maintain the no-lapse guarantee to age 100, the no-lapse guarantee to age 100 provisions will no longer be in effect. The no-lapse guarantee to age 100, however, can be reinstated within two years from the date of its lapse. Your policy will also lapse if, as described in the grace period provision, the no-lapse guarantee to age 100 and the no-lapse guarantee to age 70 are not in effect and the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

      The no-lapse guarantee to age 100 premium will change if: 1) the specified amount is increased or decreased; 2) the death benefit option is changed; or 3) riders are added, changed, or terminated. The new no-lapse guarantee to age 100 premium will apply from the date of the change.

132024                                 Page 2

IV. The percentage of policy value for the insured's attained age in the Death Benefits section of the policy is amended to include:

                     Insured's Attained
                             Age          Applicable Percentage
                     ------------------   ---------------------
                            75-90                  105
                            91                     104
                            92                     103
                            93                     102
                            94                     101
                            95-100                 100

V. The provision entitled WHAT ARE THE PROCEEDS PAYABLE UPON DEATH OF THE INSURED ON OR AFTER THE INSURED'S AGE 100 ANNIVERSARY? in the DEATH BENEFITS section of the policy is changed to read as follows:

      WHAT ARE THE PROCEEDS PAYABLE UPON DEATH OF THE INSURED ON OR AFTER THE INSURED'S AGE 100 ANNIVERSARY?

      The proceeds payable upon death of the insured on or after the insured's age 100 anniversary will be the greater of:

      1. the policy value on the date of death minus any indebtedness on the date of death; or

      2. the policy value at the insured's age 100 anniversary minus any indebtedness on the date of death.

VI. The provision entitled OPTION C - LIFETIME INCOME in the PAYMENT OF POLICY PROCEEDS section of the policy is changed to read as follows:

      OPTION C - LIFETIME INCOME

      We will make monthly payments for the life of the person (the payee) who is to receive the income. Payment will be guaranteed for either 5, 10, or 15 years. The amount of each monthly payment for each $1,000 placed under this option will be based on our Table of Settlement Rates in effect at the time of the first payment. The amounts will not be less than those shown in the following table for the sex and age of the payee on the due date of the first payment.

      Monthly income amounts for any age not shown in the following table will be furnished upon request.

                      OPTION C TABLE    M = MALE  F = FEMALE
                     LIFE INCOME PER $1,000 WITH PAYMENTS GUARANTEED FOR
                     ---------------------------------------------------

                                5 YEARS             10 YEARS             15 YEARS
            SETTLEMENT          -----------------   ------------------   -------------------
AGE PAYEE   BEGINNING IN YEAR      M         F         M          F         M          F
---------   -----------------   -------   -------   --------   -------   --------   --------
    65      2010                  5.19      4.61      5.08       4.57      4.90       4.49
            2020                  5.03      4.49      4.94       4.45      4.78       4.39
            2030                  4.88      4.38      4.81       4.35      4.68       4.30
    75      2010                  7.14      6.23      6.63       5.99      5.95       5.60
            2020                  6.84      5.99      6.42       5.79      5.84       5.47
            2030                  6.58      5.78      6.23       5.62      5.73       5.35
    85      2010                 10.45      9.41      8.44       8.04      6.72       6.62
            2020                 10.00      8.98      8.27       7.83      6.68       6.57
            2030                  9.60      8.59      8.11       7.64      6.65       6.52

The table above is based on the "1983 Individual Annuitant Mortality Table A" at 3.00% with 100% Projection Scale G. Settlement rates for any year, age, or any combination of year, age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. We will furnish such rates upon request.

VII. The provision entitled ADJUSTED AGE TABLE in the PAYMENT OF POLICY PROCEEDS section of the policy is hereby deleted.

This endorsement is issued as of the policy date of the policy. This endorsement will expire on the expiration date of the policy as shown under policy data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

132024                                 Page 3                               8/02

IDS LIFE INSURANCE COMPANY
70100 Ameriprise Financial Center
Minneapolis, MN 55474

                                   ENDORSEMENT

This endorsement is made a part of the policy to which it is attached. It changes certain terms of this policy and any attached Base Insured Rider. On the GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000 table, the last paragraph provisions are hereby replaced with the following;

            The Guaranteed Maximum Monthly Cost of Insurance Rates per $1000 table rates shown above apply as follows:

            Risk Classification          Applicable Rates
            --------------------------   --------------------
            Standard                     Standard
            Standard Nontobacco          Standard Non-Smoker
            Preferred Nontobacco         Standard Non-Smoker
            Super Preferred Nontobacco   Standard Non-Smoker
            Substandard                  Standard*
            Substandard Nontobacco       Standard Non-Smoker*
            Standard Tobacco             Standard Smoker
            Preferred Tobacco            Standard Smoker
            Substandard Tobacco          Standard Smoker*

* For insureds with a substandard risk classification, the guaranteed maximum monthly cost of insurance rates are calculated as follows;

      1) the rates shown on the Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 table, multiplied by;

      2)    the Special Risk Factor shown under the Policy Data page.

This endorsement is issued as of the policy date of the policy.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

130701                                                                      5/05

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

-     POLICY CONTINUES UNTIL DEATH OR SURRENDER.

-     FLEXIBLE PREMIUMS PAYABLE AS DESCRIBED HEREIN.

-     NO-LAPSE GUARANTEE AS DESCRIBED HEREIN.

-     THIS POLICY IS NONPARTICIPATING. DIVIDENDS ARE NOT PAYABLE.

IDS LIFE INSURANCE COMPANY
70100 Ameriprise Financial Center
Minneapolis, Minnesota 55474

IDS LIFE INSURANCE COMPANY
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Tele: 1-800-862-7919

                            CHARITABLE GIVING BENEFIT

This benefit is made a part of the policy and is subject to all policy terms and provisions.

BENEFIT

If the policy's proceeds become payable upon death of the insured, while the policy and this benefit are in force, we will pay the Charitable Gift Amount to the Charitable Beneficiary.

CHARITABLE GIFT AMOUNT

The Charitable Gift Amount is 1% of the policy's proceeds payable upon death of the insured, up to a maximum of $100,000.

The Charitable Gift Amount is determined as of date of death of the insured. The Charitable Gift Amount is payable by us and is not deducted from your policy's proceeds.

The policy's proceeds payable upon death of the insured is defined in the policy. The policy's proceeds payable upon death of the insured does not include any benefits provided by any other riders attached to the policy.

CHARITABLE BENEFICIARY

The Charitable Beneficiary may be any organization that is listed under Section 170(c) of the Internal Revenue Code, as it now exists or may later be amended, as an authorized recipient of charitable contributions. Generally, these organizations are considered exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code, as it now exists or may later be amended.

In addition, if we are prohibited from providing the benefit payable under this Charitable Giving Benefit to the Charitable Beneficiary by State or Federal law, such as the USA Patriot Act as it now exists or may later be amended, no amount will be payable by us to the Charitable Beneficiary.

You may designate the Charitable Beneficiary at any time. If the Charitable Beneficiary you have designated is not in existence at the time the Charitable Gift Amount is payable, or is no longer qualified as described in the previous two paragraphs, you (or your estate representative, if you are the insured) may name a new Charitable Beneficiary to whom the Charitable Gift Amount will be payable.

If you have (1) never designated a Charitable Beneficiary; or, (2) a Charitable Beneficiary designation has been withdrawn and no subsequent designation provided, no amount will be payable under this Charitable Giving Benefit. Only one organization may be designated as the Charitable Beneficiary at any time.

BENEFIT COST AND AVAILABILITY

There is no cost for this benefit. There may be estate tax implications. As with all tax matters, you should consult a personal tax advisor to assess the impact of this benefit.

CHANGES

You may change the Charitable Beneficiary once each policy year by written request. The change will take effect on the monthly date following the date we approve the request. Only one organization may be designated as the Charitable Beneficiary at any time.

COLLATERAL ASSIGNMENT

This benefit may not be assigned as collateral.

TERMINATION

The benefit will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for benefit termination; or

      2.    the date the policy terminates.

134057                                                                    (5/04)

EFFECTIVE DATE OF THIS BENEFIT

This benefit is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

134057                                                                    (5/04)

                               BASE INSURED RIDER

                                 TERM INSURANCE

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them.

RIDER INSURED

      The person insured under the base policy and this rider as shown under Policy Data.

FACE AMOUNT

      The amount of the death benefit provided by this rider. The face amount for the rider insured is shown under Policy Data.

BENEFIT OF THIS RIDER

      If we receive proof satisfactory to us that the rider insured died while this rider was in force, we will pay a death benefit to the beneficiary of this rider. The death benefit will be the face amount of this rider in force as of the date of death of the rider insured.

      The beneficiary is named in the application for the policy unless changed as provided below.

      Subject to the terms of the policy, the face amount payable by this rider to the beneficiary may be applied under one of the payment options shown in the policy.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

      While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value. The amount of the deduction is this rider's face amount, as shown under Policy Data, divided by 1,000 times the monthly cost of insurance rate described below.

MONTHLY COST OF INSURANCE RATE

      The cost of insurance rate is the rate applied to this rider's face amount of insurance to determine the monthly deduction. It is based on the sex, attained age and risk classification of the rider insured.

      We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the rider insured. Any change will be in accordance with procedures and standards on file with the state insurance department. Cost of insurance rates will be determined by us based on our expectations as to future mortality experience.

      The guaranteed maximum monthly cost of insurance rates as shown under the base policy for ages 20 and over, are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday. The cost of insurance rates will not exceed the Guaranteed Maximum Monthly Cost of Insurance Rates as shown under the base policy.

      For ages 20 and under, the Guaranteed Maximum Monthly Cost of Insurance Rates are based on the 1980 Commissioner's Standard Ordinary Mortality Table, Age Last Birthday which does not distinguish between smokers and nonsmokers. Sixty days before the Rider Insured becomes age 20, we will send you a notice that we will begin charging smoker cost of insurance rates upon the rider insured's age 20 anniversary. If you do not apply for nonsmoker cost of insurance rates or the rider insured does not qualify for nonsmoker rates, the rider insured will be reclassified as a smoker and smoker guaranteed cost of insurance rates will apply to this rider.

      The only requirement for your request to change from a smoker to a nonsmoker status is your statement that tobacco products or nicotine have not been used within the past two years.

132023                               Page 1                                 8/02

CHANGING THE RIDER FACE AMOUNT OF INSURANCE

      DECREASES

      While this rider is in force you may decrease this rider's face amount of insurance at any time by written request. Such request may only be made after the first rider anniversary and is subject to the following rules:

      1. Any decrease in face amount will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

            (a)   against the face amount provided by the most recent increase;
                  then

            (b)   against the next most recent increases successively; then

            (c)   against the original face amount of this rider.

      2. the face amount that remains in force after a decrease may not be less than the minimum face amount shown under Policy Data.

      INCREASES

      While this rider is in force you may increase this rider's face amount of insurance at any time by written request. The following rules apply to any increase in this rider's face amount of insurance:

      1. You must apply for an increase by written request on a form satisfactory to us, and prior to the rider insured's attained insurance age 76; and

      2. You must furnish satisfactory evidence of insurability of the rider insured; and

      3. Any increase will be subject to our issue rules and limits at the time of increase; and

      4.    The minimum increase in the face amount is $10,000; and

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

CONVERTING COVERAGE UNDER THIS RIDER TO THE BASE POLICY

      After the first policy anniversary, you may convert insurance provided by this rider to the base insurance policy. No evidence of insurability will be required. Coverage may be converted only:

      1.    if the rider insured is alive;

      2.    while this rider is in force;

      3.    before the later of:

            a.    the rider insured's age 65 anniversary; or

            b.    the tenth policy anniversary;

            In addition, you can convert at any time if the death benefit of the base policy is equal to the percentage of policy value for the rider insured's attained age shown in the applicable percentage table found in the "Death Benefits" section of the base policy;

            and;

      4.    while the base policy is in force.

      The minimum amount which can be converted is $10,000. The face amount that remains in force may not be less than the minimum face amount shown under Policy Data.

      Application must be made by written request. During your lifetime only you may apply for conversion.

RIDER TERMINATION

      This rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2. the date the policy terminates due to other than the rider insured's death; or

      3. the date of complete conversion of coverage as provided in this rider; or

      4.    the rider insured's age 100 anniversary.

132023                               Page 2                                 8/02

RIDER REINSTATEMENT

      If the policy and this rider lapsed as provided in the policy's grace period provision, this rider may be reinstated within 5 years of the date of lapse if:

      1.    this rider was in effect when the policy lapsed; and

      2.    the policy is reinstated; and

      3.    the following stated requirements are met.

      In order to reinstate coverage for this rider, we will require:

      1. you to furnish satisfactory evidence of insurability for the rider insured; and

      2.    pay a premium sufficient to keep this rider in force for 3 months.

      The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement. We will have two years from the effective date of reinstatement to contest the truth of statements or representations in the reinstatement application.

MISSTATEMENT OF AGE OR SEX

      In the event the age or sex of the rider insured has been misstated, any amount payable under this rider will be the amount of insurance, if any, that the rider cost for the policy month during which such death occurred, would have purchased had the cost of the benefit provided under the rider been calculated using the rider cost of insurance rates for the correct age and sex.

INCONTESTABILITY

      After coverage with respect to the rider insured has been in force during the rider insured's lifetime for two years from its effective date, we cannot contest the coverage.

      Any increase in face amount which requires proof of insurability will be incontestible only after such amount has been in force during the rider insured's lifetime for two years from the effective date of such amount.

SUICIDE EXCLUSION

      Suicide by the rider insured, whether sane or insane, within two years (one year in Colorado and North Dakota) from the effective date of coverage is not covered. In this event, our liability under this rider will be limited to the total of the monthly deductions taken for the rider insured's coverage.

      If the rider insured commits suicide while sane or insane within two years (one year in Colorado and North Dakota) after the effective date of any increase in face amount, our liability will be limited to the monthly deductions taken for the additional coverage.

RIDER EFFECTIVE DATE

      The effective date of this rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

132023                               Page 3                                 8/02

                      CHILDREN'S LEVEL TERM INSURANCE RIDER

      Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

DEFINITION OF INSURED

      When we use the term "insured" in this rider, we mean the person who is the insured under the policy to which this rider is attached.

DEFINITION OF INSURED CHILD

      When we use the term "insured child" in this rider, we mean:

      1. any child, step-child, or legally adopted child of the insured who is named in the application for this rider. The child must be at least 15 days old before coverage is provided. On the date of the application, the child must be less than 19 years old; and

      2. any child born to or legally adopted by the insured after the date of application for this rider, or any step-child acquired by the insured after the date of application for this rider and who is a member of the insured's household. The child must be at least 15 days old before coverage is provided. On the date of adoption or the date the step-child is acquired, the child must be less than 19 years old.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      If we receive proof satisfactory to us that an insured child died:

      1.    while this rider was in force; and

      2.    before the insured child's 22nd birthday; and

      3.    before the insured's Age 65 Anniversary;

      we will pay a death benefit to you. The amount of the benefit will be the amount shown for this rider under Policy Data.

IS THERE A PAID-UP TERM INSURANCE BENEFIT?

      If the insured dies while this rider is in force, we will automatically change this rider to paid-up term insurance on the life of each insured child. The amount of each paid-up term insurance policy will be the same as the death benefit shown for this rider. The paid-up term policy will continue until such child's 22nd birthday, or if earlier, the insured's Age 65 Anniversary had the insured lived.

WHO WILL BE THE OWNER OF THE PAID-UP TERM POLICY?

      The person whose life is insured by the paid-up term policy will also be its owner unless provided differently in the policy.

CAN THIS RIDER OR THE PAID-UP TERM POLICY BE CONVERTED TO A NEW POLICY?

      Yes. Insurance on each insured child provided by the policy can be converted if the insurance is in force on the earlier of: (1) the insured child's 22nd birthday; or (2) the insured's Age 65 Anniversary.

      You have the right to convert the insurance provided by this rider to a new policy. You will be the owner of the new policy unless provided differently in the policy.

      The owner of the paid-up term policy has the right to convert the paid-up term insurance to a new policy. The owner of the paid-up term policy will be the owner of the new policy unless provided differently in the new policy.

      Any conversion will be subject to the requirements below.

30590                                                                       2/87

WHAT ARE THE REQUIREMENTS FOR CONVERSION ON AN INSURED CHILD'S 22ND BIRTHDAY?

      To convert the insurance in force on an insured child's 22nd birthday, written request must be received by us:

      1.    within 31 days following such child's 22nd birthday; and

      2.    during the life of the child; and

      3.    with the full first premium for the new policy.

      The new policy will be effective as of such child's 22nd birthday. If conversion is not made, the insurance in force will terminate on such child's 22nd birthday.

WHAT ARE THE REQUIREMENTS FOR CONVERSION AT THE INSURED'S AGE 65 ANNIVERSARY?

      Only the insurance in force on each insured child who has not reached his or her 22nd birthday can be converted.

      Written request for conversion must be received by us:

      1.    within 31 days following the insured's Age 65 Anniversary; and

      2.    during the life of each such insured child; and

      3.    with the full first premium for each new policy.

      Each new policy will become effective as of the insured's Age 65 Anniversary.

WHAT WILL BE THE TYPE OF INSURANCE, AMOUNT AND PREMIUM FOR THE NEW POLICY?

      The new policy must be a level premium whole life, endowment, or flexible premium adjustable whole life insurance policy that we are issuing at the time of conversion. The maximum amount of insurance for each new policy may be up to 5 times the amount stated for this rider under Policy Data. The minimum amount is $2,000.

      The premium will depend on the policy chosen and will be based on the amount of insurance and the insured child's age at the time of conversion. Policy forms, premiums, and values for each new policy will be those offered by us for other new policies at the time of conversion.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force a monthly deduction is taken from the policy's value for the cost of this rider. The amount of such deduction for this rider is shown under Policy Data.

DOES THE SUICIDE PROVISION OF THE POLICY APPLY TO THIS RIDER?

      If within two years of this rider's effective date the insured commits suicide, while sane or insane, the provisions in this rider for paid-up term insurance will automatically apply. No other benefit provided by this rider will be payable. Any monthly deductions taken for this rider will not be refunded.

WHAT IF THE AGE OF THE INSURED OR AN INSURED CHILD HAS BEEN MISSTATED?

      In this event, any amount payable under this rider will be the amount, if any, of insurance that the rider cost for the policy month during which such death occurred would have purchased had the cost of benefits provided under the rider been calculated using the Rider Cost of Insurance Rates for the correct age.

HOW DOES THE POLICY'S REINSTATEMENT PROVISION APPLY TO THIS RIDER?

      To reinstate this rider, you must provide satisfactory evidence of insurability for all persons whose lives will be insured under this rider. You must pay a premium that will keep this rider in force for at least 3 months.

WHEN DOES THIS RIDER BECOME INCONTESTABLE?

      This rider will be incontestable after it has been in force during the insured's life for two years from the effective date of this rider.

30590                                Page 3

WHEN WILL THIS RIDER TERMINATE?

      This rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2. the date of death of the insured subject to the provision of this rider for paid-up term insurance; or

      3.    the date the policy terminates; or

      4.    the insured's Age 65 Anniversary.

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

30590                                Page 3

             WAIVER OF MONTHLY DEDUCTION RIDER FOR TOTAL DISABILITY

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

RIDER BENEFIT

We will waive the monthly deduction for the policy if the insured becomes totally disabled and total disability has continued for a period of 180 consecutive days. However, the 180 consecutive days may be interrupted by a period of up to 20 accumulated days during which the insured is not totally disabled.

If total disability begins before the insured's age 60 anniversary, we will waive the monthly deduction for the policy while total disability continues until the insured's age 100 anniversary.

If total disability begins on or after the insured's age 60 anniversary, we will waive the monthly deduction for the policy while total disability continues until the greater of:

1.    the insured's age 65 anniversary; or

2.    2 years (24 months) following the date total disability began.

The waiver of monthly deductions will apply to this rider and all other riders attached to the policy unless stated otherwise under Policy Data.

Until your claim is approved by us, you must pay the premiums needed so that your policy does not lapse as provided in the grace period provision of the policy. We will also take monthly deductions as usual.

If we approve your claim, premiums you paid during total disability that were required to prevent policy lapse will be refunded to you, if you so request.

If we approve your claim, any monthly deductions taken during total disability will be restored to the policy value. The policy value will then be equal to the policy value as if the monthly deductions were never taken.

For any month that the monthly deduction is waived, the minimum initial premium and the no lapse guarantee premiums, as described in the Premium section of the policy, for that month will be zero.

DEFINITION OF TOTAL DISABILITY

Total disability means the complete inability of the insured, due to bodily injury or disease, to perform all of the material and substantial duties of his or her regular occupation at the time of disability. Total disability must begin while the rider is in force. After 2 years of such continuous disability, total disability will mean the insured's complete inability to engage in any gainful occupation for which he or she is reasonably fitted by education, training, or experience.

CERTAIN LOSSES CONSIDERED TOTAL DISABILITY

We will also consider the insured totally disabled, even if the insured engages in an occupation, for the total and irrecoverable loss of:

1.    the sight of both eyes; or

2.    the use of both hands; or

Coverage Under The Policy During Disability

3.    the use of both feet; or

4.    the use of one hand and one foot.

Such loss must occur or first appear after the effective date of this rider and while this rider is in force.

DURING A PERIOD OF TOTAL DISABILITY, YOU MAY NOT:

1.    increase the specified amount of the policy; or

2.    change from death benefit Option 1 to death benefit Option 2; or

3.    increase any benefits under the policy or any riders attached to it.

134067                                                                    (5/04)

PROOF OF TOTAL DISABILITY

We must receive proof of total disability in our home office within one year after the monthly date of the monthly deduction that you ask us to waive. If you don't give us proof within this time, your claim will not be affected if proof was given:

1.    as soon as reasonably possible; and

2. within one year after the insured's death or recovery from total disability;

otherwise, we will not waive any monthly deduction made more than one year before proof was furnished.

HOW OFTEN PROOF OF DISABILITY IS REQUIRED

We may require proof, at reasonable intervals, that total disability is continuing. If we require a medical examination as such proof, we will pay for the cost of such examination. After total disability has continued for two years, we will not require proof more than once a year. If such proof is not given when required, no further waiver of monthly deductions will be made.

RIDER EXCLUSIONS

We will not waive any monthly deductions if total disability results from:

1.    intentionally self-inflicted injuries; or

2.    war, declared or not, an act of war, or any type of military conflict.

If total disability begins within the grace period for the policy, the monthly deduction due at the time the policy entered the grace period will not be waived.

WAIVER OF MONTHLY DEDUCTION FOR INVOLUNTARY UNEMPLOYMENT

After this rider has been in force during the insured's lifetime for 12 months from its effective date, and after the insured has collected unemployment benefits for 90 consecutive days, monthly deductions due during the 12 months following the start of unemployment benefits will be waived. Monthly deductions taken in the first 90 days that the insured collected unemployment benefits will be restored to the policy value. The waiver of monthly deduction for involuntary unemployment is available one time during the insured's lifetime.

To be eligible for the waiver of monthly deduction for involuntary unemployment, the insured must not be currently receiving the benefits of this rider for waiver of monthly deduction for total disability. The insured must submit to us proof of involuntary unemployment in the form of a determination letter from the appropriate jurisdiction's Department of Labor indicating that the insured has qualified for unemployment benefits and has been receiving unemployment benefits for 90 consecutive days.

Any claim for total disability benefits that becomes effective while deductions are being waived for involuntary unemployment will terminate the waiver of monthly deduction for involuntary unemployment.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy value. The monthly deduction amount for this rider can be determined from the Rider Cost of Insurance Table shown below.

RIDER INCONTESTABILITY

After this rider has been in force during the insured's lifetime for two years from its effective date, we cannot contest this rider. The two year period will not include time during which the insured is totally disabled.

134067                               Page 4

RIDER TERMINATION

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or

2.    the insured's age 65 anniversary; or

3.    the date the policy terminates,

Termination of this rider will not affect a valid claim for benefits for total disability that starts before the termination.

EFFECTIVE DATE OF THIS RIDER

This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

134067                               Page 4

                          RIDER COST OF INSURANCE TABLE

The monthly deduction for the cost of this rider is equal to the sum of A + B described below.

A is the result of 1 x (2 - 3), where:
                   -----------
                      1000

(1) is the WMD Rate from the table below, based on the then attained age of the insured;

(2) is the base policy's death benefit, divided by the guaranteed interest rate factor shown under Policy Data;

(3)   is the base policy's value at the beginning of the policy month.

B is the monthly cost of this rider for any additional riders attached to the policy.

           WMD RATE*               WMD RATE*
           MALE                    FEMALE

Attained   Standard                Standard
Age of     Non-        Standard    Non-        Standard
Insured    smoker      Smoker      smoker      Smoker
--------   ---------   ---------   ---------   ---------
   20      $ 0.00769   $ 0.01360   $ 0.00692   $ 0.01115
   21        0.00770     0.01363     0.00693     0.01117
   22        0.00771     0.01365     0.00694     0.01119
   23        0.00772     0.01367     0.00695     0.01121
   24        0.00773     0.01369     0.00696     0.01123

   25        0.00776     0.01374     0.00698     0.01127
   26        0.00800     0.01439     0.00730     0.01190
   27        0.00830     0.01514     0.00771     0.01279
   28        0.00862     0.01599     0.00822     0.01386
   29        0.00899     0.01698     0.00883     0.01512

   30        0.00950     0.01830     0.00977     0.01696
   31        0.01000     0.01959     0.01062     0.01876
   32        0.01061     0.02105     0.01160     0.02080
   33        0.01128     0.02267     0.01269     0.02308
   34        0.01196     0.02441     0.01384     0.02560

   35        0.01341     0.02753     0.01580     0.02944
   36        0.01428     0.02974     0.01755     0.03328
   37        0.01525     0.03211     0.01953     0.03738
   38        0.01629     0.03476     0.02166     0.04165
   39        0.01743     0.03757     0.02391     0.04619

   40        0.01899     0.04127     0.02660     0.05221
   41        0.02038     0.04444     0.02905     0.05717
   42        0.02173     0.04777     0.03135     0.06201
   43        0.02327     0.05097     0.03379     0.06667
   44        0.02499     0.05477     0.03626     0.07156

           WMD RATE*               WMD RATE*
           MALE                    FEMALE

Attained   Standard                Standard
Age of     Non-        Standard    Non-        Standard
Insured    smoker      Smoker      smoker      Smoker
--------   ---------   ---------   ---------   ---------
   45      $ 0.02800    $0.06094    $0.04005   $ 0.07871
   46        0.03074     0.06662     0.04350     0.08584
   47        0.03414     0.07329     0.04752     0.09425
   48        0.03791     0.08042     0.05181     0.10286
   49        0.04214     0.08843     0.05619     0.11203

   50        0.04847     0.10037     0.06285     0.12529
   51        0.05551     0.11379     0.06992     0.14057
   52        0.06370     0.12931     0.07822     0.15696
   53        0.07319     0.14695     0.08761     0.17599
   54        0.08431     0.16754     0.09787     0.19752

   55        0.09699     0.19103     0.10991     0.22137
   56        0.11462     0.22380     0.12326     0.24771
   57        0.13497     0.26153     0.13807     0.27627
   58        0.15669     0.30005     0.15163     0.30228
   59        0.18026     0.34212     0.16559     0.32926

   60        0.07236     0.15225     0.05683     0.11918
   61        0.07163     0.15021     0.05625     0.11836
   62        0.06293     0.12982     0.04787     0.10008
   63        0.07268     0.14765     0.05234     0.11152
   64        0.08434     0.16833     0.05797     0.12417

* For insureds with a preferred risk classification, the above standard non-smoker rates will apply. If other than a preferred or standard risk classification applies to this rider, the WMD rate will be adjusted by multiplying the above monthly rates by the appropriate risk factor shown under Policy Data.

134067                               Page 4

                  WAIVER OF PREMIUM RIDER FOR TOTAL DISABILITY

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

RIDER BENEFIT

We will, as described below, add to the policy value the specified premium as shown under Policy Data, or waive the monthly deduction for the policy if the insured becomes totally disabled and total disability has continued for a period of 180 consecutive days. However, the 180 consecutive days may be interrupted by a period of up to 20 accumulated days during which the insured is not totally disabled.

If total disability begins before the insured's age 60 anniversary the rider benefit, as described in the next paragraph, will be provided while total disability continues until the insured's age 100 anniversary. If total disability begins on or after the insured's age 60 anniversary the rider benefit, as described in the next paragraph, will be given while total disability continues until the greater of the insured's age 65 anniversary, or 2 years (24 months) following the date total disability begins.

The rider benefit provided will be based upon the insured's attained insurance age. Prior to the insured's age 65 anniversary, we will add to the policy value the specified premium, or waive the monthly deduction if higher. On or after the insured's age 65 anniversary, we will waive the monthly deduction.

The addition to the policy value of the specified premium, or waiver of the monthly deduction, will also apply to this rider and all other riders attached to the policy unless stated otherwise under Policy Data.

Until your claim is approved by us, you must pay the premiums needed so that your policy does not lapse as provided in the grace period provision of the policy. We will also take monthly deductions as usual.

If we approve your claim, premiums you paid during total disability that were required to prevent policy lapse will be refunded to you, if you so request.

Any specified premiums that are eligible to be added to the policy value, that were not added to the policy value during total disability, will be added to the policy value. The policy value will then be equal to the policy value as if the specified premiums were added to policy cash value each monthly date they were eligible to be added.

Any monthly deductions that are eligible for waiver and were taken during total disability will be restored to the policy value. The policy value will then be equal to the policy value as if the monthly deductions were never taken.

For any month that the specified premium is added to the policy value or the monthly deduction is waived, the minimum initial premium and the no lapse guarantee premiums, as described in the Premiums section of the policy, for that month will be zero.

DEFINITION OF TOTAL DISABILITY

Total disability means the complete inability of the insured, due to bodily injury or disease, to perform all of the material and substantial duties of his or her regular occupation at the time of disability. Total disabilty must begin while this rider is in force. After 2 years of such continuous disability, total disability will mean the insured's complete inability to engage in any gainful occupation for which he or she is reasonably fitted by education, training, or experience.

CERTAIN LOSSES CONSIDERED TOTAL DISABILITY

We will also consider the insured totally disabled, even if the insured engages in an occupation, for the total and irrecoverable loss of:

1.    the sight of both eyes; or

2.    the use of both hands; or

3.    the use of both feet; or

4.    the use of one hand and one foot.

Such loss must occur or first appear after the effective date of this rider and while this rider is in force.

134061                                                                    (5/04)

COVERAGE UNDER THE POLICY DURING DISABILITY

During a period of total disability, you may not:

1.    increase the specified amount of the policy; or

2.    change from death benefit Option 1 to death benefit Option 2; or

3.    increase any benefits under the policy or any riders attached to it.

PROOF OF TOTAL DISABILITY

We must receive proof of total disability in our home office within one year after the monthly date of your request for us to add to the policy value the specified premium, or waive the monthly deduction. If you don't give us proof within this time, your claim will not be affected if proof was given:

1.    as soon as reasonably possible; and

2. within one year after the insured's death or recovery from total disability;

otherwise, we will not add the specified premium to the policy value, refund any specified premium, or credit any monthly deduction made more than one year before proof was furnished.

HOW OFTEN PROOF OF DISABILITY IS REQUIRED

We may require proof, at reasonable intervals, that total disability is continuing. If we require a medical examination as such proof, we will pay for the cost of such examination. After total disability has continued for two years, we will not require proof more than once a year. If such proof is not given when required, no further additions to the policy value of the specified premium, or waiver of the monthly deduction will be made.

RIDER EXCLUSIONS

We will not add to the policy value the specified premium or waive any monthly deduction if total disability results from:

1.    intentionally self-inflicted injuries; or

2.    war, declared or not, an act of war, or any type of military conflict.

If total disability begins within the grace period for the policy, the monthly deduction due at the time the policy entered the grace period will not be waived.

WAIVER OF MONTHLY DEDUCTION FOR INVOLUNTARY UNEMPLOYMENT

After this rider has been in force during the insured's lifetime for 12 months from its effective date, and after the insured has collected unemployment benefits for 90 consecutive days, monthly deductions due during the 12 months following the start of unemployment benefits will be waived. Monthly deductions taken in the first 90 days that the insured collected unemployment benefits will be restored to the policy value. The waiver of monthly deduction for involuntary unemployment is available one time during the insured's lifetime.

To be eligible for the waiver of monthly deduction for involuntary unemployment, the insured must not be currently receiving the benefits of this rider for waiver of monthly deduction or addition to the policy value of the specified premium for total disability. The insured must submit to us proof of involuntary unemployment in the form of a determination letter from the appropriate jurisdiction's Department of Labor indicating that the insured has qualified for and has been receiving unemployment benefits for 90 consecutive days.

Any claim of total disability benefits that become effective while deductions are being waived for involuntary unemployment will terminate the waiver of monthly deduction for involuntary unemployment.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy value. The monthly deduction amount for this rider can be determined from the Rider Cost of Insurance table shown below.

134061                               Page 4

RIDER INCONTESTABILITY

After this rider has been in force during the insured's lifetime for two years from its effective date, we cannot contest this rider. The two year period will not include time during which the insured is totally disabled.

CHANGES TO THE SPECIFIED PREMIUM AMOUNT OF THIS RIDER

DECREASES OF THE SPECIFIED PREMIUM

While this rider is in force, you may decrease the specified premium once per year by written request. You may not make any decrease to the specified premium during a period of disability for the insured. The decrease may only be made after the first rider year and any decrease will be effective on the monthly date on or following our receipt of your request.

INCREASES OF THE SPECIFIED PREMIUM

While this rider is in force, you may increase the specified premium if there is an increase in the policy's specified amount as described on the Policy Change section of the policy. You may not increase the specified premium during a period of disability for the insured. Increases are subject to the following rules:

1.    You must apply for an increase on a form satisfactory to us.

2.    You must furnish satisfactory evidence of insurability of the insured.

3. Any increase will be subject to our issue rules and limits at the time of the increase.

4.    The minimum increase to the specified premium is $100.00.

5. Any increase will be effective on the monthly date on or next following the date your application is approved.

RIDER TERMINATION

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or

2.    the insured's age 65 anniversary; or

3.    the date the policy terminates.

Termination of this rider will not affect a valid claim for benefits for total disability that starts before the termination.

EFFECTIVE DATE OF THIS RIDER

This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

134061                               Page 4

                          RIDER COST OF INSURANCE TABLE

The monthly deduction for the cost of this rider is equal to A x B.

A is the WP Rate from the table below, based on the then attained age of the insured; and

B is the greater of 1 or 2 where:

      1.    is the specified premium as shown under Policy Data, and

      2. is the monthly deduction for the policy and any additional riders, except this rider, attached to the policy.

           WP RATE*                WP RATE*
           MALE                    FEMALE

Attained   Standard                Standard
Age of     Non-        Standard    Non-        Standard
Insured    smoker      Smoker      smoker      Smoker
--------   ---------   ---------   ---------   ---------

   20      $ 0.03206   $ 0.03928   $ 0.03314   $ 0.04148
   21        0.03212     0.03936     0.03320     0.04156
   22        0.03218     0.03943     0.03326     0.04164
   23        0.03223     0.03950     0.03332     0.04172
   24        0.03229     0.03958     0.03338     0.04180

   25        0.03241     0.03973     0.03351     0.04195
   26        0.03295     0.04049     0.03420     0.04297
   27        0.03353     0.04129     0.03530     0.04451
   28        0.03412     0.04212     0.03675     0.04653
   29        0.03480     0.04306     0.03857     0.04908

   30        0.03479     0.04300     0.03996     0.05078
   31        0.03560     0.04409     0.04235     0.05407
   32        0.03656     0.04536     0.04500     0.05775
   33        0.03762     0.04675     0.04782     0.06167
   34        0.03868     0.04818     0.05071     0.06575

   35        0.04009     0.04962     0.05381     0.06943
   36        0.04127     0.05118     0.05801     0.07531
   37        0.04257     0.05288     0.06237     0.08145
   38        0.04397     0.05474     0.06687     0.08784
   39        0.04544     0.05669     0.07132     0.09426

   40        0.04649     0.05796     0.07486     0.09903
   41        0.04803     0.06000     0.07876     0.10486
   42        0.04947     0.06196     0.08221     0.11014
   43        0.05095     0.06397     0.08528     0.11502
   44        0.05272     0.06636     0.08839     0.12003

           WP RATE*                WP RATE*
           MALE                    FEMALE

Attained   Standard                Standard
Age of     Non-        Standard    Non-        Standard
Insured    smoker      Smoker      smoker      Smoker
--------   ---------   ---------   ---------   ---------

   45      $ 0.05452   $ 0.06835   $ 0.09087   $ 0.12312
   46        0.05786     0.07276     0.09598     0.13098
   47        0.06199     0.07822     0.10186     0.14010
   48        0.06650     0.08418     0.10788     0.14956
   49        0.07150     0.09078     0.11417     0.15959

   50        0.07814     0.09935     0.12254     0.17227
   51        0.08698     0.11091     0.13357     0.18953
   52        0.09696     0.12393     0.14565     0.20854
   53        0.10836     0.13867     0.15926     0.22997
   54        0.12163     0.15571     0.17476     0.25448

   55        0.13471     0.17218     0.19008     0.27789
   56        0.15555     0.19873     0.20949     0.30825
   57        0.17924     0.22876     0.23100     0.34154
   58        0.20306     0.25845     0.25032     0.37135
   59        0.22913     0.29056     0.27050     0.40219

   60        0.10536     0.14176     0.10694     0.15664
   61        0.10333     0.13937     0.10457     0.15378
   62        0.10129     0.13697     0.10266     0.15137
   63        0.09876     0.13407     0.10002     0.14825
   64        0.09602     0.13098     0.09709     0.14483

* For insureds with a preferred risk classification, the above standard non-smoker rates will apply. If other than a preferred or standard risk classification applies to this rider, the WP rate will be adjusted by multiplying the above monthly rates by the appropriate risk factor shown under Policy Data.

134061                               Page 4

                               OTHER INSURED RIDER

                                 TERM INSURANCE

      Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

DEFINITION OF "OTHER INSURED"

      Each person whose life is insured by this rider. Each other insured is shown under Policy Data. If there is more than one other insured, the provisions of this rider will apply individually as to each other insured.

DEFINITION OF "FACE AMOUNT"

      The amount of the death benefit provided by this rider. The face amount for each other insured is shown under Policy Data.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      If we receive proof satisfactory to us that the other insured died while this rider was in force, we will pay a death benefit to the beneficiary of this rider. The death benefit will be the face amount in force as of the date of death of the other insured. The beneficiary is named in the application for this rider unless changed as provided below.

      Subject to the terms of the policy, the death benefit payable may be applied under one of the payment options shown in the policy.

HOW DO YOU CHANGE THE BENEFICIARY OF THIS RIDER?

      You may change a named beneficiary by satisfactory written request to us provided:

      1.    the base policy is in force;

      2.    this rider is in force; and

      3.    the other insured is alive.

      Once the change is recorded by us, it will take effect as of the date it is signed subject to any action taken or payment made by us before the recording.

      When you name, add, or change a beneficiary, we will assume that it applies to the base policy unless you tell us that it applies to this rider.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value for each other insured. The amount of the deduction is the face amount of each other insured as shown under Policy Data divided by 1,000 times the monthly cost of insurance rate.

      If a Waiver of Monthly Deduction rider is attached to the policy, the monthly deduction for the cost of the Waiver of Monthly Deduction rider for each other insured is equal to 1 x 2 divided by 1000 where:

      (1) is the Waiver of Monthly Deduction rate from the Waiver of Monthly Deduction Rider Cost of Insurance Table, based on the then attained age of the insured;

      (2)   is the face amount for each other insured shown under Policy Data.

30450                                                                       6/98

WHAT IS THE COST OF INSURANCE RATE?

      The cost of insurance rate is the rate applied to the face amount of this rider to determine the monthly deduction. It is based on the sex, attained age, and risk classification of the other insured. For purposes of this rider, "attained age" means age of the other insured on the prior rider anniversary.

      We may change monthly cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the other insured. Any change will be in accordance with procedures and standards on file with the state insurance department. Cost of insurance rates will be determined by us based on our expectations as to future mortality experience.

      The guaranteed maximum monthly cost of insurance rates shown in the policy, for ages 20 and over, are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday.

      The rates for ages under 20 do not distinguish between smokers and nonsmokers and are based on the 1980 Standard Ordinary Mortality Table, Male or Female, Age Last Birthday. Shortly before the other insured becomes age 20, we will send you a notice that we may begin charging smoker rates upon the other insured's age 20 policy anniversary. If you do not apply for nonsmoker rates, or the other insured does not qualify for non-smoker rates, the other insured will be reclassified as a smoker, and smoker guaranteed maximum monthly cost of insurance rates will apply to this rider.

CAN YOU CHANGE THE FACE AMOUNT OF THIS RIDER?

      DECREASES OF THE FACE AMOUNT

      While this rider is in force, you may decrease the face amount once per year by written request. The decrease may only be made after the first rider year and is subject to the following rules:

1. Any decrease will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

      (a)   against the face amount provided by the most recent increase; then

      (b)   against the next most recent increases successively; then

      (c)   against the original face amount of this rider.

2. The face amount that remains in force after a decrease may not be less than the minimum face amount shown under Policy Data.

      INCREASES OF THE FACE AMOUNT

      While this rider is in force, you may increase the face amount at any time by written request. You may not, however, make any increase in the face amount during a period of disability of the insured. Increases are subject to the following rules.

      1. You must apply for an increase on a form satisfactory to us and before the other insured's attained age 75.

      2. You must furnish satisfactory evidence of insurability of the other insured. If the policy includes a disability waiver of monthly deductions rider, you must also provide evidence of insurability of the insured under the base policy.

      3. Any increase will be subject to our issue rules and limits at the time of increase.

      4.    The minimum increase in the face amount is $10,000.

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

CAN COVERAGE UNDER THIS RIDER BE CONVERTED TO A NEW POLICY?

       After the first year of coverage, you may convert such coverage to a new individual life insurance policy on the life of the other insured. No evidence of insurability will be required. Coverage, however, may be converted only:

      (1)   if the other insured is alive;

      (2)   while this rider is in force with respect to the other insured;

      (3)   before the other insured's attained age 75; and

      (4) while the base policy is in force or within 31 days after the insured's death.

      Application must be made by written request. During your lifetime, only you may apply for conversion. If you are the insured, then the other insured will have 31 days after the death of the insured to apply for conversion.

30450                                                                       6/98

THE NEW POLICY

      The amount of the new policy may be for an amount up to the face amount of this rider in force at the time of conversion. The new policy date will be the 15th of the month on or next following the date we received your request or another date agreed to by us. The new policy must be one of our level premium whole life, endowment, or flexible premium adjustable whole life policies we are then issuing. The new policy will be in the same risk class as this rider.

WHEN WILL COVERAGE UNDER THIS RIDER TERMINATE?

      Coverage under this rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2. the date the policy terminates due to other than the insured's death; or

      3. 31 days after the insured's death. During these 31 days, we will not charge you for coverage under this rider; or

      4.    the date of conversion of coverage as provided in this rider; or

      5.    the insured's age 100 anniversary; or

      6.    the other insured's attained age 100.

CAN THIS RIDER BE REINSTATED IF THE POLICY HAS LAPSED?

      If the policy and this rider lapsed as provided in the policy's Grace Period provision, this rider may be reinstated within 5 years of the date of lapse if:

      1.    this rider was in effect when the policy lapsed; and

      2.    the policy is reinstated; and

      3.    the requirements stated below are met.

      In order to reinstate coverage for this rider, you must:

      1.    furnish satisfactory evidence of insurability for the other insured;
            and

      2.    pay a premium sufficient to keep this rider in force for 3 months;
            and

      3. pay the monthly deductions that were not collected during the grace period.

      The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement.

      We will have two years from the effective date of reinstatement during the other insured's lifetime to contest the truth of statements or representations in the reinstatement application.

WHAT IF THE AGE OR SEX OF THE OTHER INSURED HAS BEEN MISSTATED?

      In this event, any amount payable under this rider will be the amount of insurance, if any, that the rider cost for the policy month during which such death occurred, would have purchased had the cost of the benefits provided under the rider been calculated using the rider Cost of Insurance Rates for the correct age and sex.

WHEN WILL THIS RIDER BECOME INCONTESTABLE?

      After coverage with respect to the other insured has been in force during the other insured's lifetime for two years from its effective date, we cannot contest the coverage.

      Any increase in face amount will be incontestable only after such amount has been in force during the other insured's lifetime for two years from the effective date of such increase.

IS THERE A SUICIDE EXCLUSION?

      Yes. Suicide by the other insured, whether sane or insane, within two years from the effective date of coverage is not covered. In this event, our liability under this rider will be limited to the total of the monthly deductions taken for the other insured's coverage.

      If the other insured commits suicide while sane or insane within two years after the effective date of any increase in face amount, our liability will be limited to an amount equal to the cost of the additional coverage.

30450                                                                       6/98

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

30450                                                                       6/98

                 ACCELERATED BENEFIT RIDER FOR TERMINAL ILLNESS

NOTICE: Benefits advanced under this Rider may or may not be taxable. Whether You incur a tax liability when benefits are advanced depends on how the IRS interprets applicable portions of the Tax Code. As with all tax matters, You should consult a personal tax advisor to assess the impact of this benefit.

Based on the application for this Rider, this Rider is made a part of the Policy. This Rider is subject to all policy terms and provisions unless this Rider changes them.

                                   DEFINITIONS

WE, OUR, US. As used in this Rider, the terms "We", "Our", and "Us" refer to IDS Life Insurance Company.

YOU, YOUR. The owner of the Policy to which this Rider is attached.

EFFECTIVE DATE. The Effective Date of this Rider will be as follows:

1. For a Rider requested in the original application for the Policy, the Effective Date will be the Policy Date.

2. For a Rider requested after the Policy Date, the Effective Date will be the date shown under Policy Data.

3. For any insurance that has been reinstated, or for any increase in coverage, the Effective Date of such coverage under this Rider will be the effective date of such coverage described in the Policy.

ACCELERATED BENEFIT INSURED. Accelerated Benefit Insured means the Insured of the Policy to which this Rider is attached or Other Insureds of any Other Insured Riders attached to the Policy.

ELIGIBLE DEATH BENEFIT. At any point in time, the Eligible Death Benefit for each Accelerated Benefit Insured is the lesser of (1) or (2) where:

(1) is the sum of A plus B minus C where:

      A is any Death Benefit or Face Amount of Insurance on the life of the Accelerated Benefit Insured provided by the Policy. In order for such Death Benefit or Face Amount of Insurance to be part of the Eligible Death Benefit, the Policy must have at least two years remaining from the date of the Initial Accelerated Benefit until its expiration, maturity, or termination date, if any.

      B is any death benefit on the life of the Accelerated Benefit Insured provided by a rider to the Policy, other than an Accidental Death Benefit Rider. In order for such death benefit to be part of the Eligible Death Benefit, such rider must have at least two years remaining from the date of the Initial Accelerated Benefit until its expiration, maturity, or termination date, if any.

      C     is any outstanding policy loans and unpaid loan interest.

Any increase or decrease in any of these items will automatically be reflected in the calculation of the Eligible Death Benefit at the time the increase or decrease becomes effective.

(2) is $500,000.

ACCELERATED BENEFIT. An Accelerated Benefit is the advance of any part of the Eligible Death Benefit prior to the date of death of the Accelerated Benefit Insured. Under the terms of this Rider, each Accelerated Benefit advance and interest charge results in the establishment of a prior and paramount lien against the Eligible Death Benefit of the Policy equal to the amount advanced. Any benefits that are not part of the Eligible Death Benefit are not affected by any Accelerated Benefit advanced under the terms of this Rider.

ADMINISTRATIVE EXPENSE CHARGE. The Administrative Expense Charge, if any, will be determined at the time the Initial Accelerated Benefit is applied for. It will not exceed the greater of (1) $300, or (2) 1% of the Initial Accelerated Benefit. It will be paid to us using a Subsequent Accelerated Benefit immediately following advance of the Initial Accelerated Benefit.

Initial Accelerated Benefit. The Initial Accelerated Benefit will be calculated as of the date that satisfactory Proof of Terminal Illness is received by Us and will be the least of:

1.    the amount You request to receive in cash; or

2.    50% of the Eligible Death Benefit; or

3. 80% of the Eligible Death Benefit minus any outstanding policy loans and unpaid loan interest and Administrative Expense Charge.

MAXIMUM ACCELERATED BENEFIT. At any point in time, the Maximum Accelerated Benefit is 80% of the Eligible Death Benefit.

Any increase or decrease in the Eligible Death Benefit will automatically be reflected in the calculation of the Maximum Accelerated Benefit at the time the increase or decrease becomes effective.

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

SUBSEQUENT ACCELERATED BENEFIT. A Subsequent Accelerated Benefit is any Accelerated Benefit advanced after the date of the Initial Accelerated Benefit. A Subsequent Accelerated Benefit may only be used to pay premiums required to keep the Policy in force, repay policy loans, pay the Administrative Expense charge, or pay interest charges on the lien.

PHYSICIAN. Physician means an individual who is licensed to practice medicine and treat illness or injury in the state in which treatment is received and who is acting within the scope of that license. Physician does not include:

1.    the Accelerated Benefit Insured;

2.    You;

3.    a person who lives with the Accelerated Benefit Insured or You; or

4. a person who is part of the Accelerated Benefit Insured's or Your Immediate Family.

IMMEDIATE FAMILY. Immediate Family means a spouse, child, grandchild, brother, sister, parent, or grandparent of the Accelerated Benefit Insured or You, or a child, grandchild, brother, sister, parent, or grandparent of the spouse of the Accelerated Benefit Insured or You.

TERMINAL ILLNESS. Terminal Illness is a medical condition that:

1. with reasonable medical certainty, will result in the death of the Accelerated Benefit Insured in 6 months or less from the date of the Proof of Terminal Illness; and

2.    was first diagnosed on or after the Effective Date of this Rider.

PROOF OF TERMINAL ILLNESS. Before payment of any Accelerated Benefit, We will require You to provide Us with proof satisfactory to Us that the Accelerated Benefit Insured's life expectancy is 6 months or less from the date of the request for the Accelerated Benefit. This proof will include the certification of a Physician. We reserve the right to obtain a second medical opinion at Our expense.

                                    BENEFITS

DESCRIPTION OF BENEFITS. We will advance the Initial Accelerated Benefit if the Accelerated Benefit Insured develops a Terminal Illness, subject to the provisions of this Rider. We will advance the Initial Accelerated Benefit as a lump sum, unless You request payment of the advance in an alternative form that is approved by Us.

We may charge a one time Administrative Expense Charge as described in the Administrative Expense Charge definition.

Any interest charge for the Accelerated Benefit becoming due will be paid by the proceeds of a Subsequent Accelerated Benefit until the Maximum Accelerated Benefit has been advanced.

If You request, the proceeds of a Subsequent Accelerated Benefit may be used to pay each eligible premium until the Maximum Accelerated Benefit has been advanced. Any premium needed to prevent policy lapse after the date the Initial Accelerated Benefit is advanced will be eligible for payment using the proceeds of a Subsequent Accelerated Benefit.

FUTURE PREMIUMS. The advance of an Accelerated Benefit under this Rider will have no effect on the amount of future premiums, if any, required under the Policy.

WAIVER OF PREMIUMS OR WAIVER OF MONTHLY DEDUCTIONS. If all of the following occur:

1. a Waiver of Premium Rider or a Waiver of Monthly Deduction Rider on the Accelerated Benefit Insured is attached to the Policy;

2.    that Rider is in force at the time of the claim for this Rider's benefits;
      and

3.    Proof of Terminal Illness is submitted and approved;

then for purposes of the Waiver of Premium Rider or for purposes of the Waiver of Monthly Deduction Rider, the Accelerated Benefit Insured will be deemed to be Totally Disabled for as long as the most recently provided Proof of Terminal Illness continues to apply.

CONDITIONS FOR ADVANCE OF INITIAL ACCELERATED BENEFIT. The advance of the Initial Accelerated Benefit is subject to the following conditions:

1.    The Policy must be in force other than as Extended Term Insurance.

2. The sum of the Initial Accelerated Benefit and any existing liens against any other policies issued by Us on the life of the Accelerated Benefit Insured must not exceed $250,000.

3.    The amount of the Initial Accelerated Benefit must be at least $10,000.

4. During the lifetime of the Accelerated Benefit Insured, We must receive Proof of Terminal Illness that is acceptable to us.

5. The Policy must not be legally or equitably assigned except to Us as security for the lien. We must receive an assignment form making Us assignee of the Policy for the sum of the Initial Accelerated Benefit and any Subsequent Accelerated Benefits. No changes to the Policy are permitted without Our consent.

30952                                                                       9/91


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

6. We must receive a consent form from all irrevocable beneficiaries, if any. We also reserve the right to require a consent form from a spouse, the Accelerated Benefit Insured, other beneficiaries, or any other person if, in Our discretion, such person's consent is necessary to protect Our interests.

7. This Rider provides for the advance of a portion of the Eligible Death Benefit of the Policy. This is not meant to cause involuntarily access to proceeds ultimately payable to the beneficiary. Therefore, this benefit is not available:

      a. if either You or the Accelerated Benefit Insured is required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

      b. if either You or the Accelerated Benefit Insured is required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.

CONDITIONS FOR ADVANCE OF SUBSEQUENT ACCELERATED BENEFIT. The advance of a Subsequent Accelerated Benefit is subject to the following conditions:

1.    An Initial Accelerated Benefit must have been previously advanced.

2. The lien created by the advance of the Initial Accelerated Benefit must not have been fully repaid.

3.    The Policy must be in force other than as Extended Term Insurance.

4. The sum of the Subsequent Accelerated Benefit and any existing liens against the Policy must not exceed the Maximum Accelerated Benefit determined at the time of the Subsequent Accelerated Benefit.

5.    Proof of Terminal Illness that is acceptable to Us.

Limitations. No benefit will be provided by this Rider if Terminal Illness results from intentionally self-inflicted injuries.

                            EFFECT OF RIDER BENEFITS
                                ON POLICY VALUES

FUTURE BENEFIT ADJUSTMENT. A lien will be established against the Eligible Death Benefit of the Policy in the amount of (1) plus (2) minus (3) where:

(1)   is all Accelerated Benefits previously advanced.

(2) is any lien interest that has been charged but not yet paid by the proceeds of a Subsequent Accelerated Benefit.

(3)   is Accelerated Benefits previously repaid.

INTEREST CHARGE. We will charge interest on the lien at the rate then in effect. The lien rate is an effective annual rate. It will not exceed the greatest of
(1) the current yield on 90 day Treasury bills, (2) the current maximum statutory adjustable policy loan interest rate or (3) if the Policy has a loan provision, the policy loan interest rate expressed as an effective annual rate. However, the interest rate charged will never be greater than (3) above for the portion of the Accelerated Benefit that does not exceed the Policy's value that is available for policy loans. In addition, the portion of the Policy's value that does not exceed the Accelerated Benefit amount will earn interest, if applicable, at the same rate as if that amount were a policy loan. Interest will be charged daily and payable at the end of each Policy year.

Subject to the conditions and limitations described in the Benefits section, interest that becomes due will be paid by the proceeds of a Subsequent Accelerated Benefit.

PREMIUMS AND MONTHLY DEDUCTIONS AFTER INITIAL ACCELERATED BENEFIT. If the Policy requires regularly scheduled premiums, we will continue to bill for premiums after the advance of the Initial Accelerated Benefit. Subject to the conditions and limitations described in the Benefits Section, a regularly scheduled premium that becomes due may be paid by the proceeds of a Subsequent Accelerated Benefit. Any premium not paid before the end of the grace period will cause the Policy to lapse or terminate in accordance with the provisions of the Policy.

If the Policy requires regular monthly deductions from the Policy Value, we will continue to make the monthly deductions after the advance of any Accelerated Benefit. Subject to the conditions and limitations described in the Benefits section, any premium payment that is required to prevent policy lapse may be paid by the proceeds of a Subsequent Accelerated Benefit. Any such premium not paid before the end of the grace period will cause the Policy to lapse or terminate in accordance of the provisions of the Policy.

EXISTING POLICY LOANS. A Subsequent Accelerated Benefit will be used to repay any outstanding policy loans and unpaid loan interest immediately following advance of the Initial Accelerated Benefit. Future policy loans will also be immediately repaid with Subsequent Accelerated Benefits.

30952                                                                       9/91

ACCESS TO SURRENDER VALUE. Your access to the cash surrender value of the Policy for, if applicable, policy loans, partial surrenders, full surrender, or Reduced Paid-Up Insurance is limited to the excess, if any, of the cash surrender value over the total Accelerated Benefits plus unpaid lien interest at that point in time.

REPAYMENT OF LIEN. You may voluntarily repay all or any portion of the lien against the Eligible Death Benefit. The lien must be immediately repaid:

1. in full upon the death of the Accelerated Benefit Insured by deducting the total Accelerated Benefits plus unpaid lien interest, if any, from the proceeds payable upon death;

2. in full upon the termination of the Policy, by deducting from the cash surrender value an amount equal to the total Accelerated Benefits plus unpaid lien interest, if any;

3. in full upon the election of or lapse to Reduced Paid-Up Insurance, by deducting the total Accelerated Benefits plus unpaid lien interest, if any, from the cash surrender value prior to the calculation of the amount of Reduced Paid-Up Insurance.

4. in part when the Maximum Accelerated Benefit is less than the total Accelerated Benefits plus unpaid lien interest. The amount that must be repaid is equal to A minus B where:

      A     is the total Accelerated Benefits plus unpaid lien interest.

      B     is the Maximum Accelerated Benefit.

Any lien not repaid before the end of the grace period described in the Policy will cause the Policy to lapse or terminate in accordance with its provisions.

EXTENDED TERM INSURANCE. If Extended Term Insurance is available, no part of any existing lien need be repaid at the time of election of or lapse to Extended Term Insurance, provided the total Accelerated Benefits plus unpaid lien interest does not exceed the Maximum Accelerated Benefit immediately after such election or lapse.

                               GENERAL PROVISIONS

REPRESENTATIONS AND CONTESTABILITY. All statements made in the application for this Rider by or on behalf of the Accelerated Benefit Insured will, in the absence of fraud, be deemed representations and not warranties. The validity of this Rider with respect to the Accelerated Benefit Insured will not be contestable after it has been in force for 2 years during the lifetime of the Accelerated Benefit Insured.

Any increase in coverage effective after the Policy Date or any reinstatement will not be contestable after such increase or reinstatement has been in force during the lifetime of the Accelerated Benefit Insured for 2 years from its effective date. A contest will be based only on the application for the increase or reinstatement.

REINSTATEMENT. If the Policy is reinstated, this Rider will also be reinstated. The lien, if any, that existed at the time of termination and accrued interest thereon from the date of termination to the date of reinstatement will be reinstated along with this Rider.

CLAIMS. We must receive Your written request for an Accelerated Benefit in a form acceptable to Us. Upon receipt of Your request, We will provide a claim form within 10 working days.

TERMINATION OF RIDER. This Rider will terminate on the earliest of the following:

1.    Your written request for coverage to end; or

2.    The date the Policy terminates.

This Rider is issued as of the Policy Date of the Policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

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

                         ACCIDENTAL DEATH BENEFIT RIDER

      Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      We will pay the Accidental Death Benefit shown under Policy Data if we receive proof satisfactory to us that the insured's death:

      1. resulted, directly and independently of all other causes, from accidental bodily injury; and

      2.    occurred while this rider was in force; and

      3.    occurred within 90 days of the injury.

      This benefit is in addition to any other benefits payable under the policy. If payable, it will be included in the proceeds of the policy.

WHAT RISKS ARE NOT COVERED BY THIS RIDER?

      The benefits of this rider are not payable if death resulted from or was contributed to by any of the following:

      1.    suicide or attempted suicide, whether sane or insane;

      2.    bodily or mental infirmity, illness, or disease;

      3.    infection of any nature not resulting from accidental bodily injury;

      4. poison, gas, or fumes taken, administered, or inhaled voluntarily or otherwise, except in the course of the insured's occupation;

      5. the voluntary taking of drugs or narcotics unless prescribed by a licensed physician;

      6.    the insured's commission of or attempt to commit a felony;

      7. an act or incident of war, declared or not, or any type of military conflict;

      8.    travel in or descent from any kind of aircraft if:

            a. the insured was taking part in training or had duties aboard the aircraft; or

            b. the aircraft was operated by or for the armed forces of any country.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force, a monthly deduction is taken from the policy's value for the cost of this rider. The amount can be determined from the Rider Cost of Insurance Table shown below.

WHEN WILL THIS RIDER BECOME INCONTESTABLE?

      After this rider has been in force during the insured's lifetime for two years from its effective date, we cannot contest this rider.

30593                                                                       2/87


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WHEN WILL THIS RIDER TERMINATE?

      This rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2.    the date the policy terminates; or

      3.    the insured's age 70 anniversary.

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

30593                                Page 2


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

                          RIDER COST OF INSURANCE TABLE

The monthly deduction for the cost of this rider is equal to A x B where:
                                                             -----
                                                             1,000

A is the Accidental Death Benefit; and
B is the ADB Rate from the table below based on the then attained age of the insured.

                        ATTAINED      MONTHLY ADB RATE*
                        AGE OF       --------------------
                        INSURED        MALE       FEMALE
                        --------     --------    --------

                           5         $    .07    $    .04
                           6              .07         .04
                           7              .07         .04
                           8              .07         .05
                           9              .08         .05

                           10             .08         .05
                           11             .08         .05
                           12             .09         .05
                           13             .09         .06
                           14             .10         .06

                           15             .10         .06
                           16             .10         .06
                           17             .11         .07
                           18             .12         .07
                           19             .12         .07

                           20             .12         .07
                           21             .12         .07
                           22             .11         .06
                           23             .10         .06
                           24             .10         .05

                           25             .09         .05
                           26             .09         .05
                           27             .08         .04
                           28             .08         .04
                           29             .08         .04

                           30             .08         .04
                           31             .08         .04
                           32             .08         .04
                           33             .08         .04
                           34             .08         .04

                           35             .08         .04
                           36             .08         .04
                           37             .08         .04
                           38             .08         .04
                           39             .08         .04

                        ATTAINED      MONTHLY ADB RATE*
                        AGE OF       -------------------
                        INSURED        MALE       FEMALE
                        --------     --------    --------

                           40        $    .08    $    .04
                           41             .08         .04
                           42             .08         .04
                           43             .08         .04
                           44             .08         .04

                           45             .08         .04
                           46             .08         .04
                           47             .08         .04
                           48             .08         .04
                           49             .08         .04

                           50             .08         .04
                           51             .08         .04
                           52             .08         .04
                           53             .09         .05
                           54             .09         .05

                           55             .09         .05
                           56             .09         .05
                           57             .09         .05
                           58             .10         .06
                           59             .10         .06

                           60             .10         .06
                           61             .10         .06
                           62             .11         .06
                           63             .11         .07
                           64             .11         .07

                           65             .12         .07
                           66             .13         .08
                           67             .14         .09
                           68             .15         .10
                           69             .16         .11

* If this rider is issued with other than a standard rating classification, the ADB Rates will be adjusted by multiplying the above monthly rates by the ADB Rating Factor shown under Policy Data.

30593                                Page 3


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

                        AUTOMATIC INCREASE BENEFIT RIDER

      Based on the application for this Rider, this Rider is made a part of the policy. This Rider is subject to all policy terms and provisions unless this Rider changes them.

DEFINITIONS AS USED IN THIS RIDER

      The definitions stated below apply to this Rider. They are in addition to those of the Policy.

      AUTOMATIC INCREASE BENEFIT is the increase in Specified Amount, provided by this Rider, which occurs on each Policy Anniversary.

      INCREASE PERCENTAGE is the percent, as shown under Policy Data, by which the Specified Amount will be increased on each Policy Anniversary.

      MAXIMUM INCREASE AMOUNT is the maximum amount for each increase allowed, as shown under Policy Data.

      TOTAL INCREASE LIMIT is the combined total amount of Automatic Increase Benefits available under this Rider, as shown under Policy Data.

BENEFIT PROVIDED BY THIS RIDER

      This Rider provides for an increase in the Specified Amount on each Policy Anniversary without evidence of insurability. Each Automatic Increase
      Benefit:

      1.    will apply on each Policy Anniversary while this Rider is in force;
            and

      2. will be equal to the Specified Amount in effect at the time of the increase, multiplied by the Increase Percentage as shown under Policy Data; and

      3. will never exceed the Maximum Increase Amount as shown under Policy Data; and

      4. will not affect the surrender charges applicable to the policy at the time of the increase.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

      There is no monthly deduction taken for the cost of this Rider. When an increase is made in the Specified Amount, an increase in the policy's monthly deduction will occur. If there is a waiver of monthly deduction rider attached to the policy, the monthly deduction for its cost will also increase.

      If the Automatic Increase Benefit occurs when any no lapse guarantee period, death benefit guarantee period, or minimum monthly premium period provided by the policy is in effect, the minimum monthly premium as described in the policy will change.

BENEFITS WHEN MONTHLY DEDUCTIONS ARE WAIVED

      If the Insured becomes eligible for benefits under a waiver of monthly deduction rider, Automatic Increase Benefits will continue to be available.

REJECTION OF AUTOMATIC INCREASE BENEFIT

      You must notify Us at least 10 days prior to the date of an Automatic Increase Benefit if You wish to decline the increase. If an Automatic Increase Benefit is declined, this Rider will terminate.

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RIDER TERMINATION

      This Rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of Your written request for coverage to end; or

      2.    the Rider expiration date, as shown under Policy Data; or

      3.    the date the policy terminates; or

      4. application of Your policy's cash surrender value under a paid-up insurance option, if applicable; or

      5. any decrease in the total Specified Amount of Your policy, except as a result of a partial surrender or death benefit option change; or

      6. Your rejection of any Automatic Increase Benefit provided under this Rider; or

      7. total Automatic Increase Benefits provided under this Rider reach the Total Increase Limit as shown under Policy Data.

EFFECTIVE DATE OF THIS RIDER

      The effective date of this Rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY

/s/ Paul R. Johnston

SECRETARY

30965                                                                       2/97